Exhibit 10.13

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is dated as of April 12, 2018 (the “Fourth Amendment Date”) and is entered into among Products Licensing LLC (the “Borrower”) and DBD Credit Funding LLC, as Administrative Agent, and the Lenders whose signatories are affixed hereto.

RECITALS

WHEREAS, the Borrower, the Lenders, and Administrative Agent have entered into that certain Credit Agreement dated as of June 24, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement attached as Annex I);

WHEREAS, Borrower and Lenders have agreed to certain modifications to the Credit Agreement including provisions permitting Borrower to obtain an additional advance from certain of the Lenders listed on Annex III which new advance is intended by Borrower to be used to finance, in part, a reorganization and recapitalization of Playboy Enterprises Inc., a Delaware corporation (“PBE”) and Icon Acquisition Holdings LLC, a Delaware limited liability company (“ICON”) and ICON’s existing members (the “Reorganization”);

WHEREAS, Borrower and Lenders have agreed to certain modifications to the Credit Agreement including provisions permitting Borrower to obtain an additional advance; and

WHEREAS, Borrower, Administrative Agent and the Lenders party hereto (comprising Required Lenders) desire to amend the Credit Agreement to effect the agreed changes, all as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments to Credit Agreement.

(a)            Effective on the Fourth Amendment Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to relocate the “moved from” text (indicated textually in the same manner as the following example: ~~Move From~~) to the location indicated by the “move to” text (indicated textually in the same manner as the following example: Move To) as set forth in the amended Credit Agreement attached as Annex I hereto.

(b)            Effective on the Fourth Amendment Date, Annex II attached hereto is hereby incorporated as Appendix I to the Credit Agreement.

(c)            Lenders’ commitment to make the 2018 Term Loan shall expire, if not therefore fully funded, on July 31, 2018.

(d)           On or before the Monthly Settlement Date for April 2018, Borrower shall establish the Debt Service Reserve Account at City National Bank and shall fund the same with the sum of $2,000,000, and shall establish the Fortress Excess Cash Account.

2.             Effectiveness. This Fourth Amendment shall be effective as of the Fourth Amendment Date, provided, that the Lenders obligations to make the 2018 Term Loan (as defined in the amended Credit Agreement attached as Annex I hereto) shall be effective on the date (the “Fourth Amendment Effective Date”) when all of the following have been received by Administrative Agent:

(a)            counterparts of this Fourth Amendment executed by each of the Borrower, the Administrative Agent, and each Lender;

(b)            a certificate of the secretary or other officer of each of the Borrower, Parent and PBE certifying as to the resolutions of the Borrower’s, Parent’s or PBE’s, as applicable, board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Fourth Amendment;

(c)            one fully executed copy of the consent of Guarantors attached hereto, such other documentation as the Administrative Agent may reasonably request;

(d)            (i) an amendment fee, for the ratable benefit of the Lenders, in the amount of $200,000 (the “Amendment Fee”), which such Amendment Fee shall be deemed fully earned upon payment, (ii) an unfunded commitment fee (the “Unfunded Commitment Fee”) on the unfunded portion of the 2018 Term Loan from the Fourth Amendment Date to the date of funding, at an annual rate of 0.5% (50 bps) and (iii) the reasonable and documented out-of-pocket costs and expenses (including the reasonable legal fees and disbursements of Administrative Agent’s legal counsel) in connection with the preparation and negotiation of this Fourth Amendment (the “Costs and Expenses”) which Fees, Costs and Expenses shall be deducted from the 2018 Term Loan advanced on the Fourth Amendment Effective Date.

(e)            Intentionally Deleted;

(f)            Administrative Agent’s approval, in its sole discretion, of the terms and structure of the Reorganization and of all documents relating thereto;

(g)            confirmation from the Borrower that the representations and warranties contained in Section 4 hereof are true and correct; and

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(h)            confirmation from Sidley Austin LLP, counsel for the Administrative Agent, that all legal matters incident to this Fourth Amendment and the Reorganization are satisfactory to Sidley Austin LLP.

3.             Release. In consideration of the foregoing amendments to the Credit Agreement, Borrower and the other Loan Parties signatory hereto or who consent to this Fourth Amendment (on behalf of themselves and each of their respective Subsidiaries and Affiliates), and, to the extent the same is claimed by right of, through or under Borrower, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged Lender and Administrative Agent, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom Lender or any of its Affiliates would be liable if such persons or entities were found to be liable to Borrower or any other Loan Party, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any of the other Loan Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Except for the obligations, assignments and agreements set forth herein, Borrower and each Loan Party hereby warrants, represents and agrees that it is fully aware of the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

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PBE, Borrower and each Loan Party hereby agrees that if and to the extent California law is applicable to the interpretation and enforcement of this letter agreement, each such Person expressly agrees to incorporate California Civil Code Section 1542 into this letter agreement and thereupon voluntarily waives the provisions of California Civil Code Section 1542, and any other similar law, as to any and all claims, demands, causes of action, or charges, known or unknown, and further agree that this waiver is a material aspect of the consideration for entering into letter agreement. Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have under any provision of any jurisdiction that provides that a general release does not extend to claims which the creditor does not know or suspect to exist in the creditor’s favor at the time of executing the release, which if known by the creditor have materially affected the creditor’s settlement with the debtor, or any law of the any state or territory of the United States or any foreign country or principle of common law that is similar or analogous. PBE, Borrower and each Loan Party hereby agrees and acknowledges that the foregoing waiver was separately bargained for. This waiver is an essential term of this Fourth Amendment, without which Lender would not have agreed to execute this Fourth Amendment. The release contained herein and the related provisions shall survive the termination of the Credit Agreement and payment in full of the Obligations.

4.              Representations and Warranties.

(a)            The Borrower hereby represents and warrants that, as of the date hereof: (i) it has all requisite power and authority to enter into this Fourth Amendment and to carry out the transactions contemplated hereby; (ii) the execution and delivery of this Fourth Amendment, and performance of this Fourth Amendment and the Credit Agreement as amended hereby, have been duly authorized by all necessary corporate or other organizational action on the part of Borrower; (iii) this Fourth Amendment has been duly executed and delivered; and (iv) this Fourth Amendment (and the Credit Agreement as amended hereby) is the legally valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principle of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           The Borrower hereby represents and warrants that, as of the date hereof, except as set forth in Annex I hereto, no changes to Schedule 4.01 and 4.06 of the Credit Agreement are necessary to make the corresponding representations and warranties in the Credit Agreement true as of the date hereof.

(c)           The Borrower hereby represents and warrants that, as of the date hereof, to the best of its knowledge, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents (in each case, as amended hereby).

5.             Preferred Stock Conversion. The Lender hereby acknowledges and consents to the execution and filing of the amendment to the Third Amended and Restated Certificate of Incorporation of PBE, substantially in the form of Exhibit A, in connection with the conversion of the Participating Preferred Stock of PBE held by Drawbridge Special Opportunities Fund LP, a Delaware limited partnership (“Fortress”) into shares of Common Stock of PBE.

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6.             Counterparts; Severability; Integration. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement via fax or in “.pdf” format by electronic mail shall be binding, and as effective as delivery of a manually executed counterpart, and may be used as admissible evidence that the party so transmitting intends to be bound by the terms set forth herein. All provisions of this Fourth Amendment are severable, and the unenforceability or invalidity of any of the provisions of this Fourth Amendment shall not affect the validity or enforceability of the remaining provisions of this Fourth Amendment. Should any part of this Fourth Amendment be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction. This Fourth Amendment represents the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Fourth Amendment may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof not expressly set forth or referred to herein, and there are no unwritten or oral agreements between the parties.

7.             Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Fourth Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard for its conflicts of laws principles. Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated by reference as if fully stated herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FOURTH AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.             Loan Document; Successors and Assigns. This Fourth Amendment shall be deemed to be a Loan Document. This Fourth Amendment shall be binding upon the Borrower, the other Loan Parties, the Lender, the Administrative Agent, and each of their respective successors and permitted assigns and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto and any other indemnified parties hereunder and their respective successors, permitted assigns and representatives.

9.             No Other Modification. The amendments set forth in Section 1 herein are limited as specified and shall not constitute or be deemed to constitute (i) an amendment, waiver or modification of, or consent to any deviation from, the terms and conditions of the Credit Agreement or any other Loan Document, except as expressly set forth herein, or (ii) an agreement by the Administrative Agent, or any Lender to consent to any future amendment, waiver, modification or consent with respect to any provision of the Credit Agreement or any other Loan Document. Except as expressly set forth herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and are hereby confirmed and ratified in all respects, including with respect to any security interest or Lien granted to the Agents pursuant to the terms of the Loan Documents. Upon the effectiveness of this Fourth Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

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10.           No Waiver; Cumulative Remedies. No failure by Administrative Agent or any Lender to exercise any right, remedy, or option under this Fourth Amendment or any other Loan Document, or delay by Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Administrative Agent or any Lender on any occasion shall affect or diminish Administrative Agent’s and each Lender’s rights thereafter to require strict performance by PBE, PEI and Borrower of any provision of this Fourth Amendment. Administrative Agent’s and each Lender’s rights under this Fourth Amendment and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Administrative Agent or any Lender may have.

11.           Costs and Expenses. To the extent not already paid by Borrower, Borrower agrees to reimburse Administrative Agent promptly for all reasonable and documented out of pocket costs and expenses (including the reasonable legal fees and disbursements of its legal counsel) in connection with the preparation and negotiation of this Fourth Amendment and/or all of the matters relating to the Loan referenced herein.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PRODUCTS LICENSING LLC

By:	/s/ David Israel
Name:	David Israel
Title:	Chief Financial Officer

Signature Page to Fourth Amendment to Credit Agreement

ADMINISTRATIVE AGENT:	DBD CREDIT FUNDING LLC, as Administrative Agent
	By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement

LENDER:	DBDB FUNDING LLC
By:

	By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	Chief Administrative Officer

Signature Page to Fourth Amendment to Credit Agreement

LENDER:	Fortress Credit opportunities iX CLO LIMITED
By: FCO IX CLO CM LLC
its Collateral Manager

	By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement

LENDER:	Fortress Credit opportunities V CLO limited
By: FCO V CLO CM LLC
its Collateral Manager

	By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement

LENDER:	Fortress Credit opportunities vi clo limited
By: FCO VI CLO CM LLC
its Collateral Manager

	By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	Chief Administrative Officer

Signature Page to Fourth Amendment to Credit Agreement

LENDER:	Fortress Credit opportunities vii clo limited
By: FCO VII CLO CM LLC
its Collateral Manager

	By:	/s/ Jason Meyer
	Name:	Jason Meyer
	Title:	Chief Administrative Officer

Signature Page to Fourth Amendment to Credit Agreement

CONSENT

The undersigned, being Guarantors of the Loans pursuant to that certain Amended and Restated Guaranty and Security Agreement dated as of July 20, 2017, (as heretofore amended, supplemented or modified to date, the “Restated Guaranty”) hereby consent to (i) the foregoing Fourth Amendment, (ii) to the increase in the amount of the Loan to (x) $119,674.155.00 plus (y) any accrued interest, expenses and fees from the Fourth Amendment Date though the Fourth Amendment Effective Date minus (z) any amortization payments made during the period beginning on the Fourth Amendment Date and ending the Fourth amendment Effective Date and (iii) to the extension of the Maturity Date of the Loans and to the increase in interest rates, and hereby acknowledge that the “Secured Obligations” so guaranteed pursuant to the Restated Guaranty, shall include the 2018 Term Loan, and that the Secured Obligations are modified pursuant to the foregoing Fourth Amendment.

Signature Page to Consent – Fourth Amendment to Credit Agreement

PLAYBOY ENTERPRISES, INC.

By:	/s/ David Israel
Name:	David Israel
Title:	Treasurer

PLAYBOY ENTERPRISES INTERNATIONAL, INC.

By:	/s/ David Israel
Name:	David Israel
Title:	Treasurer

Signature Page to Consent – Fourth Amendment to Credit Agreement

Annex I

Amended Credit Agreement

[See attached.]

(Conformed for Amendments No. 1 dated as of June 7, 2016, No. 2 dated as of August 29, 2016 and, No. 3 dated as of July 20, 2017 and
No. 4 dated as of April 12, 2018)

U.S. $150,000,000

CREDIT AGREEMENT

Dated as of June 24, 2014

among

PRODUCTS LICENSING LLC
as Borrower

THE LENDERS PARTY HERETO
as Lenders

and

DBD CREDIT FUNDING LLC
as Administrative Agent

TABLE OF CONTENTS

Page

ARTICLE IDEFINITIONSI
DEFINITIONS AND INTERPRETATION
Section 1.01.	Certain Defined Terms	1
Section 1.02.	Accounting Terms	28
Section 1.03.	Uniform Commercial Code	28
Section 1.04.	Construction	28
Section 1.05.	Time Periods	29
ARTICLE IIAMOUNTII
AMOUNT AND TERMS OF THE LOANS
Section 2.01.	The Loans	29
Section 2.02.	Making the Loans	29
Section 2.03.	Repayment and Amortization of Loans; Evidence of Debt	2930
Section 2.04.	Interest	30
Section 2.05.	Interest Elections	31
Section 2.06.	Prepayments	3132
Section 2.07.	Alternative Rate of Interest	33
Section 2.08.	Increased Costs	3334
Section 2.09.	Break Funding Payments	3435
Section 2.10.	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs	35
Section 2.11.	Taxes	36
Section 2.12.	Mitigation Obligations; Replacement of Lenders	3940

ARTICLE IIICONDITIONSIII
CONDITIONS TO THE LOANS
Section 3.01.	Conditions Precedent to Making the Loans	40
Section 3.02.	Determinations Under Section 3.01[Intentionally Omitted]	4340

ARTICLE IVREPRESENTATIONSIV
REPRESENTATIONS AND WARRANTIES
Section 4.01.	Existence and Power; Subsidiaries	4341
Section 4.02.	Authority and Enforceability	4341
Section 4.03.	Government Approvals; No Conflicts	4441
Section 4.04.	Financial Statements; Projections	4442
Section 4.05.	Solvency	4542
Section 4.06.	Litigation	4542
Section 4.07.	Material Agreements; No Default	4543
Section 4.08.	Ownership of Property	4543
Section 4.09.	Environmental Laws	4543
Section 4.10.	Insurance	4543
Section 4.11.	Taxes, Etc.	4543
Section 4.12.	ERISA	4644
Section 4.13.	Investment Company Act	4644
Section 4.14.	Federal Reserve Regulations	4644
Section 4.15.	Labor Matters	4644
Section 4.16.	Intellectual Property	4644
Section 4.17.	Disclosure	4745

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Section 4.18.	Compliance with Laws	4745
Section 4.19.	Anti-Corruption Laws and Sanctions	4745
Section 4.20.	Collateral Documents	4745

ARTICLE VAFFIRMATIVEV
AFFIRMATIVE COVENANTS
Section 5.01.	Financial Statements and Reports	4846
Section 5.02.	Notices	5047
Section 5.03.	Existence; Conduct of Business	5048
Section 5.04.	Compliance with Laws	5048
Section 5.05.	Use of Proceeds	5048
Section 5.06.	Payment of Obligations	5148
Section 5.07.	Keeping of Books	5149
Section 5.08.	Audit Rights	5149
Section 5.09.	Performance of Obligations; Enforcement of Rights	5149
Section 5.10.	Maintenance of Insurance	5249
Section 5.11.	ERISA	5250
Section 5.12.	Additional Collateral and Guaranties	5250
Section 5.13.	Designation of Subsidiaries	5351

	At any time and from time to time, effective upon written notice to the Administrative Agent, the Borrower may designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary or designate an Unrestricted Subsidiary as a Restricted Subsidiary; provided that no Subsidiary shall be designated as an Unrestricted Subsidiary unless (i) if such Subsidiary then owns (or will own, substantially concurrently with such designation) Licenses and/or Licensed Trademarks, the Borrower makes a prepayment concurrently with such designation in the amount described in clause (iv) and/or (v) of Section 2.06(b) as if the designation of such Subsidiary as an Unrestricted Subsidiary were a sale or contribution of such Licenses and/or Licensed Trademarks and (ii) immediately after giving effect to the designation of such Subsidiary as an Unrestricted Subsidiary, no Default or Event of Default shall have occurred and be continuing; provided, further, that no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it were previously designated as an Unrestricted Subsidiary.	53

Section 5.14.	Assistance with Syndication	5351

ARTICLE VINEGATIVEVI
NEGATIVE COVENANTS
Section 6.01.	Liens, etc.	5351
Section 6.02.	Indebtedness	5452
Section 6.03.	Fundamental Changes	5553
Section 6.04.	Investments	5553
Section 6.05.	Asset Sale	5553
Section 6.06.	Restricted Payments	5654
Section 6.07.	Restrictive Agreements	5654
Section 6.08.	Hedge Agreements	5654
Section 6.09.	Capital Expenditures	5654
Section 6.10.	Nature of Activities	5654

Section 6.11.	Transactions with Affiliates	5654
Section 6.12.	Accounting Changes; Fiscal Year	5755
Section 6.13.	Bank Accounts	5755
Section 6.14.	ERISA	5755
Section 6.15.	Hazardous Materials	5755
Section 6.16.	Modification or Termination of Material Agreements	5755
Section 6.17.	Maximum Leverage Ratio	5756

ARTICLE VIIEVENTSVII
EVENTS OF DEFAULT
Section 7.01.	Events of Default	5856

ARTICLE VIIIADMINISTRATIONVIII
ADMINISTRATION, SETTLEMENT AND COLLECTION
Section 8.01.	Establishing and Maintaining the Collection Accounts	6058
Section 8.02.	Payments into Collection Accounts; Payments by Administrative Agent from the Collection Account	6058
Section 8.03.	Payments and Transfers from the Collection Accounts	6059
Section 8.04.	Establishing and Maintaining the Debt Service Reserve Account and Fortress Excess Cash Account.	62
Section 8.05.	Investment of Funds	6362
Section 8.06.	Remedies	63

ARTICLE IXTHEIX
THE ADMINISTRATIVE AGENT
Section 9.01.	Authorization and Action	63
Section 9.02.	Administrative Agent’s Reliance	6564
Section 9.03.	Lender Indemnity	65
Section 9.04.	Credit Decision	65
Section 9.05.	Successor Administrative Agent	6665
Section 9.06.	Fortress	6665
Section 9.07.	Release of Collateral or Guarantors[Intentionally Omitted]	66

ARTICLE XMISCELLANEOUSX
MISCELLANEOUS
Section 10.01.	Amendments, Actions Under This Agreement, etc.	6766
Section 10.02.	Notices, etc.	6867
Section 10.03.	Assignments and Participations	6867
Section 10.04.	Indemnification	70
Section 10.05.	Costs and Expenses	71
Section 10.06.	Right of Set-off	7271
Section 10.07.	No Waiver; Remedies	72
Section 10.08.	Severability	7372
Section 10.09.	Binding Effect	7372
Section 10.10.	Entire Agreement	7372
Section 10.11.	Survival	7372
Section 10.12.	GOVERNING LAW	7372
Section 10.13.	Submission to Jurisdiction; Service of Process	73
Section 10.14.	Waiver of Jury Trial	7473
Section 10.15.	Execution in Counterparts	7473
Section 10.16.	Confidentiality	74
Section 10.17.	Patriot Act Notice	7574
Section 10.18.	Interest Rate Limitation	7574
Section 10.19.	No Advisory or Fiduciary Responsibility	75

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Note
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Notice of Conversion/Continuation
Exhibit E	Form of Compliance Certificate
Exhibit F-1	Form of U.S. Tax Certificate (Foreign Lenders that are Partnerships)
Exhibit F-2	Form of U.S. Tax Certificate (Foreign Participants that are not Partnerships)
Exhibit F-3	Form of U.S. Tax Certificate (Foreign Participants that are Partnerships)
Exhibit F-4	Form of U.S. Tax Certificate (Foreign Lenders that are Partnerships)
Exhibit G	Form of Direction to Pay
Exhibit H	Form of Notice of Assignment

SCHEDULES

Schedule 2.01 Commitments

Schedule 4.01 Subsidiaries

Schedule 4.06 Litigation

APPENDIX I- Example of Collection Account Monthly Waterfall

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of June 24, 2014 (this “Agreement”), is entered into among PRODUCTS LICENSING LLC, a Delaware limited liability company (the “Borrower”), the financial institutions from time to time party hereto as lenders (the “Lenders”) and DBD CREDIT FUNDING LLC, a Delaware limited liability company (together with its Affiliates, “Fortress”), as administrative agent (together with any successor administrative agent appointed pursuant to Section 9.05, the “Administrative Agent”) for itself and the Lenders.

RECITALS

WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, term loans, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Borrower used the proceeds of the Initial Term Loan and the 2017 Term Loan made by the Lenders to it on the Closing Date to (a) make a distribution to Parent and (b) fund certain fees and expenses associated with and incurred with respect to the funding of the Initial Term Loan Loans made hereunder; and

WHEREAS, Borrower has requested Lenders to make an additional advance to Borrower in order to enable Borrower to make a further distribution to Parent in order to finance, in part, the Reorganization and to fund certain fees and expenses associated with and incurred with respect to the funding of the Loans made hereunder.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein (including the recitals and preamble above) shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

“2017 Term Loan” shall have the meaning given to such term in Section 2.01. “2018 Term Loan” shall have the meaning given to such term in Section 2.01. “2018 Term Loan Lenders” shall mean the Lenders listed on Schedule 2.01(A).

“Account Control Agreement” means each tri-party deposit account control agreement or securities account control agreement among (a) Borrower or any other Loan Party, (b) the Administrative Agent and (c) the applicable bank (in the case of a deposit account control agreement) or applicable securities intermediary (in the case of a securities account control agreement), in each case in form and substance reasonably satisfactory to the Administrative Agent and, in any event, providing the Administrative Agent with “control” of such deposit account or securities account within the meanings of Articles 9 and 8 of the UCC, respectively.

“Additional Financing Costs” means additional amounts payable under Section 2.08, breakage costs payable under Section 2.09, taxes payable under Section 2.11, indemnities, fees, costs, expenses and similar amounts that are required to be paid (or reimbursed) by (or an obligation to pay which has been incurred by) the Borrower under the Loan Documents, except interest payable under this Agreement pursuant to Section 2.04.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Administrative Agent’s Account” means the account no. [ACCOUNT NUMBER] of the Administrative Agent maintained at Bank of America, N.A., ABA # 026009593, Account Name: DBD Credit Funding LLC, or such other account as shall be notified to the Borrower in writing by the Administrative Agent from time to time.

“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Amortization Payment Amount” means for any Monthly Settlement Date $1,065,000occurring after the Fourth Amendment Effective Date, the sum of $408,333.33 less the amount of any prepayments made pursuant to Section 2.06(b)(ix) that have been applied to reduce such scheduled amortization payment from and after the ThirdFourth Amendment Effective Date until the last day of such Monthly Settlement Period.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, (i) from the Second Amendment Effective Date until the next date of determination as described below, 4.25% per annum for Base Rate Loans and 5.25% per annum for Eurodollar Rate Loans, and (ii) for any subsequent date of determination of the “Applicable Margin”, a percentage equal to the percentage set forth below in the column opposite the level corresponding to the Leverage Ratio as of the last day of the most recently ended Quarterly Settlement Period:

LEVEL	LEVERAGE RATIO	BASE RATE LOANS	EURODOLLAR RATE LOANS
I	Equal to or greater than 4.00 to 1.00	5.75%	6.75%
III	Greater than 3.75 toor to 3.50 to 1.00 equal but less than 4.00 to 1.00	5.255.00%	6.25%
IIIII	LessGreater than or equal to 3.753.00 to 1.00 but than 3.253.50 to 1.00 greaterless	4.75%	5.75%
IIIIV	Less than or equal to 3.253.00 to 1.00	4.25%	5.25%

Each date of determination for the “Applicable Margin” shall be the first Business Day of the month after delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to Section 5.01(c) in connection with the delivery of quarterly financial reporting pursuant to Section 5.01(b). In the event that any financial statement or Compliance Certificate is inaccurate (regardless of whether this Agreement is in effect when such in accuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) the Borrower shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (y) the Applicable Margin shall be determined based on the corrected Compliance Certificate for such Applicable Period and (z) the Borrower shall immediately pay to the Administrative Agent (for the account of the Lenders that hold the Loans at the time such payment is received, regardless of whether those Lenders held the Loans during the Applicable Period) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period.

For the avoidance of doubt, nothing in this definition of “Applicable Margin” shall limit the rights of the Administrative Agent or the Lenders with respect to Section 2.04(b) and Article 7 hereof, and shall survive the termination of this Agreement.”

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Artwork Holdings” means Artwork Holdings LLC, a Delaware limited liability company.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and consented to by the Borrower where required pursuant to the provisions of Section 10.03, substantially in the form of Exhibit A hereto.

“Bank Instruction Letter” means (x) with respect to the Bank of America Account, the standing order transfer form of Bank of America executed by Parent and delivered to Bank of America, in form and substance reasonably acceptable to the Administrative Agent and (y) with respect to each bank or other financial institution with which the Borrower or such Loan Party maintains an account outside the United States, a letter executed by the Borrower or other applicable Loan Party and delivered to such bank or other financial institution, in form and substance reasonably acceptable to the Administrative Agent, which letter provides irrevocable instructions to such bank or financial institutions to remit all funds on deposit in such account at the end of each Business Day to a Collection Account on each such Business Day.

“Bank of America Account” means the bank account with account number 2292115 at Bank of America.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of an Insolvency Proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, the highest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate from time to time, in effect on such day, plus 0.50% and (c) the Eurodollar Rate for a Eurodollar Loan with a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.25%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the then applicable Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the then applicable Eurodollar Rate, respectively.

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate in accordance.

“Benefit Plan” means any Plan (other than a Multiemployer Plan) subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA and in respect of which Borrower or any ERISA Affiliate is, or within the immediately preceding five (5) years was an “employer” as defined in Section 3(5) of ERISA.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such Person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (iii) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means Loans made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base Ratio” means, as of any date of determination, a fraction (expressed as a percentage), the numerator of which is the aggregate outstanding principal amount of the Loan as of such date (after taking into account any principal reduction thereof as a result of a payment to be made on the immediately succeeding Monthly Settlement Date) and the denominator of which is the Eligible Receivables Balance as of such date.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollars in the London interbank market.

“Capital Expenditures” means any expenditure in respect of the purchase or other acquisition of any fixed or capital asset.

“Capital Lease” means, with respect to any person, any lease that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B)  “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C)  has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days.

“Change in Control” means any event pursuant to which PBE ceases to own, directly or indirectly, or to have, directly or indirectly, the power to vote or direct the voting of, Voting Stock of the Borrower representing a majority of the voting power of the total outstanding Voting Stock of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning assigned to such term in Section 10.18.

“Closing Date” means the date on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 10.01)Initial Term Loan was made.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of Parent, the Borrower or any other Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, to secure the Obligations, other than Excluded Assets.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Trademark Security Agreement, the Licensed Trademark Security Agreement, each Account Control Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, whether heretofore, now, or hereafter executed by Parent, the Borrower or any other Loan Party and delivered to the Administrative Agent.

“Collection Account” has the meaning set forth in Section 8.01(a).

“Collection Account Control Agreement” means each of the Deposit Account Control Agreement and the Lockbox Account Agreement among the Borrower, the Administrative Agent and City National Bank dated as of June 24, 2014.

“Collections” all amounts (including all money, instruments, investment property and other property) received by or on behalf of any Loan Party with respect to the Licenses or any other Transferred Assets, whether Overages, Guarantied Royalties, fees thereunder, proceeds of enforcement or consideration for the sale or disposition thereof, net of agency fees, costs of collection and applicable taxes, if any, required to be paid but in each case, that are not required to be deducted from such amounts prior to payment thereof to the applicable Loan Party.

“Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make a Loan as set forth on Schedule 2.01 or the most recent Assignment and Assumption and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans, which aggregate commitment shall be (i) $150,000,000 on the Closing Date and $106,804,155.17 on the Third(ii) on the Fourth Amendment Effective Date, $119,674.155.00 plus (y) any accrued interest, expenses and fees from the Fourth Amendment Date though the Fourth Amendment Effective Date minus (z) any amortization payments made during the period beginning on the Fourth Amendment Date and ending the Fourth Amendment Effective Date.

“Competitors” means (a) any primarily internet, publishing, motion picture, television, or home video company whose target demographic or audience is, and a significant portion of whose revenues are generated or derived from sales to, primarily adult males, (b) any company, a significant portion of whose revenues are generated or derived from adult content, (c) any company primarily in the business of the production, distribution, marketing, licensing or exploitation of the contents or products of the entities described in items (a) and (b) above, and (d) any significant shareholder of any of the foregoing, excluding in each case bona fide diversified debt funds, financial advisors, hedge funds, institutional investors, investment banks, investment managers, principal investors, private equity investors, securities trading firms, and commercial lending entities (in each case, who are not natural persons) and any investment vehicles established by any of the foregoing.

“Compliance Certificate” means a certificate delivered by a Responsible Officer of the Borrower in substantially the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation, agreement, understanding or arrangement of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, net equity, liquidity, level of income, cash flow or solvency of the primary obligor, (c) to purchase or lease property, securities or services primarily for the purpose of assuring the primary obligor of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement or equivalent obligation arises (which reimbursement obligation shall constitute a primary obligation), or (e) otherwise to assure or hold harmless the primary obligor of any such primary obligation against loss (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties given in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation, or portion thereof, in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument, agreements or other documents or, if applicable, unwritten agreement, evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contract Value” means, as of any date of determination, with respect to any License, the aggregate Dollar Amount of all Guarantied Royalties payable in cash to a Loan Party pursuant to such License during the period commencing on the date of determination and ending on the earlier of (x) the end of the then-current term of such License and (y) eight (8) years following the date of determination as set forth in the most recent Compliance Certificate, excluding any amounts due during such period that have been prepaid prior to such date of determination (it being understood that such exclusion shall include all amounts prepaid by Coty Inc. in December 2013); provided that amounts not obligated to be so paid within the twelve (12) months following such date of determination shall be discounted to present value at a rate of 10.0% per annum. For purposes hereof, “Dollar Amount” shall mean (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount, calculated on the basis of the rate at which such currency may be exchanged into Dollars as quoted in The Wall Street Journal on such date of determination.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, applications to register copyrights, (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Corporate Allocation Amount” means, with respect to any Quarterly Settlement Date, the amount paid to Parent pursuant to clause (2) of Section 8.03(a).

“Coty Overages Amount” means, as of any date of determination, an amount equal to (x) the aggregate amount of Overages paid in cash by Coty Inc. to any Loan Party (or, with respect to any period prior to the Closing Date, Parent) in Dollars (or, to the extent paid in any other currency, as converted into Dollars following receipt) pursuant to Qualifying Licenses during the twenty four-month period ending as of the last day of the most recently-ended Fiscal Quarter as set forth in the most recent Compliance Certificate excluding, for the avoidance of doubt, the amount advanced by Coty Inc. in December 2013 multiplied by (y) 2.75.

“Debt Service Reserve Account” has the meaning set forth in Section 8.04(a).

“Debt Service Reserve Required Amount” means, for any Settlement Date prior to the Fourth Amendment Date, $0 and for any Quarterly Settlement Date after the Fourth Amendment Date means the sum of (i) the aggregate estimated interest on the Loans to accrue and be payable for the next two Monthly Settlement Periods, and (ii) the Amortization Payment Amount due to be paid for the next two Monthly Settlement Periods.

“Default” means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Rate” shall have the meaning assigned to such term in Section 2.04(b).

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its the Loans or (ii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent or any Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or requesting Lender’s receipt of such certification in form and substance satisfactory to the Administrative Agent and, if applicable, such requesting Lender, to provide a certification in writing from an authorized officer of such Lender or (d) has become the subject of a Bankruptcy Event.

“Defined Benefit Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliate or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4062 of ERISA in the event such plan has been or were to be terminated.

“Direction to Pay” means a letter executed by the Borrower or other applicable Loan Party and delivered to a Licensee (or its agent), substantially in the form of Exhibit G hereto or such other form as shall be reasonably acceptable to the Administrative Agent, which letter provides irrevocable instructions to such Licensee (or its agent) to remit payments due to Borrower or such other Loan Party directly to a Collection Account.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Termination Date, (b) is convertible into or exchangeable or exercisable (unless at the sole option of the issuer thereof) for (i) debt securities or other indebtedness or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Termination Date, or (c) contains any repurchase or payment obligation which may come into effect prior to the first anniversary of the Termination Date.

“Disqualified Collection Account” means (i) any account maintained in the United States that is not subject to an Account Control Agreement, (ii) any account maintained outside the United States with respect to which a Bank Instruction Letter has not been delivered to the applicable bank or financial institution (with a copy to the Administrative Agent) and (iii) the Bank of America Account if a Bank Instruction Letter with respect thereto has not been delivered to Bank of America (with a copy to the Administrative Agent); provided that the account described in clause (iii) shall also constitute a Disqualified Collection Account as of the date which is 90 days following the Closing Date.

“Dollars” or “$” means lawful money of the United States.

“Eligible Assignee” means (a) any Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and (e) any other Person (other than an individual) that is approved by the Administrative Agent in its sole discretion; provided that, so long no Event of Default has occurred and is continuing, no Person shall be an Eligible Assignee under clause (d) or (e) above without the prior written consent of the Borrower, not to be unreasonably withheld, conditioned or delayed (provided that the Borrower shall be deemed to have consented to any such Person constituting an Eligible Assignee unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice of the proposed assignment); provided, further, in the absence of an Event of Default under clause (a) or clause (d) of Section 7.01, no Competitor shall be an Eligible Assignee without the prior written consent of the Borrower in its sole discretion.

“Eligible Receivables Balance” means as of any date of determination, and without duplication, the sum of (x) the Overages Amount, (y) the aggregate Contract Values for all Qualifying Licenses, and (z) 50% of Projected Overages, in each case as of such date of determination, provided that in no event may 50% of the sum of Projected Overages exceed 15% of the aggregate Eligible Receivables Balance.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interest” means, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), if such person is a limited liability company, membership interests and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued on or after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Eurodollar Borrowing” means a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a)(x) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (y) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period and (b) 1.25% per annum.

“Event of Default” has the meaning set forth in Section 7.01.

“Excess Cash Flow” means, with respect to any Settlement Date, the amount of Collections remaining on deposit in the Collection Accounts after application thereof pursuant to clauses (1) through (78) of Section 8.03(a).

“Excess Cash Flow Percentage” means, as of any Settlement Date:

(i)       for all Settlement Periods through the Settlement Period ending September 30, 2017, 0%;

(ii)       for allthe Quarterly Settlement PeriodsPeriod ending on or after December 31, 2017, if the Leverage Ratio is 4.0:1.00 or less, 50%;

(iii)       for all Settlement Periods ending on or after December 31, 2017, if the Leverage Ratio is greater than 4.0:1.00, 75commencing with the Settlement Period ending March 31, 2018, if the Borrowing Base Ratio calculated as of the previous Quarterly Settlement Date for the previous Quarterly Settlement Period was less than 85%, 33.33%; and

(iv)       for all each Settlement PeriodsPeriod ending on or after DecemberMarch 31, 20172018, if the Borrowing Base Ratio iscalculated as of the previous Quarterly Settlement Date for the previous Quarterly Settlement Period was 85% or above, 75%, irrespective of the Leverage Ratio; and.

In each case of (i) through (iv) above, the Borrowing Base Ratio shall be determined as of the last day of the related Settlement Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means amounts on deposit in a Collection Account not constituting Collections including (i) amounts paid by Licensees that are not required to be paid pursuant to the applicable License (i.e. amounts constituting reimbursement of travel and other costs and expenses incurred by PBE or Parent to send its employees to events hosted by such Licensee and appearance fees payable by a Licensee to PBE or Parent in connection therewith), (ii) amounts on deposit in the Bank of America Account that are swept into a Collection Account pursuant to a Bank Instruction Letter that are not proceeds of a License and (iii) agency fees that are not deducted from amounts payable under a License prior to such amounts being remitted to a Collection Account.

“Excluded Assets” means (a) (i) any fee-owned real property and (ii) leasehold interests in real property, (b) motor vehicles and other assets subject to a certificate of title statute, (c) letter-of-credit rights (as defined in the Guaranty and Security Agreement) to the extent not constituting supporting obligations (as defined in the Guaranty and Security Agreement) with a value of less than $1,000,000,

(d) commercial tort claims (as defined in the Guaranty and Security Agreement) of less than $1,000,000,

(e)  any pledges of, or security interests in, property prohibited by any law, rule or regulation (but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective pursuant to the UCC of any relevant jurisdiction, insolvency laws or any other Legal Requirements); provided that such property will cease to be an Excluded Asset and will become subject to the Lien granted under the Guaranty and Security Agreement, immediately and automatically, at such time as such consequences will no longer result, (f) any “intent to use” Trademark applications for which a statement of use has not been filed and accepted with the U.S. Patent and Trademark Office or any Intellectual Property if the grant of a Lien on or security interest in such Intellectual Property would result in the cancellation or voiding of such Intellectual Property, (g) Excluded Equity and (h) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost of obtaining such a security interest is excess in relation to the benefit to the Lenders of the security to be afforded thereby; provided, however, that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Equity” means (a) any Voting Stock in excess of 65% of the outstanding voting Stock of any Excluded Subsidiary that is a direct Subsidiary of a Loan Party, (b) any Equity Interests in a joint venture which by the terms of its Organizational Documents or any agreements with the other equity holders prohibits the granting of a Lien in such Equity Interests and (c) Equity Interests in entities in which a Loan Party holds 50% or less of the outstanding Equity Interests of such Person, to the extent a pledge of such Equity Interests is prohibited by the Organizational Documents, or agreements with the other equity holders, of such entity.

“Excluded Subsidiary” means, collectively, (a) any Subsidiary that is a controlled foreign corporation (as defined in the Code, a “CFC”), (b) any Subsidiary of a CFC or (c) any Subsidiary substantially all of whose assets consist (directly or indirectly through its Subsidiaries) of Equity Interests in one or more CFCs.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12(b) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Expense Reserve Amount” means (x) for each Settlement Date occurring prior to the IP Completion Date, $350,000 less any amounts released from the Debt Service Reserve Account pursuant to the second sentence of Section 8.04(b) on any prior Settlement Date, and (y) for each Settlement Date occurring on or after the IP Completion Date, $0.

“Facility” means the Commitments and the provisions of this Agreement related to the Loans.

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors (or equivalent governing body, as applicable) of Parent or the Loan Party selling such asset.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Fiscal Quarter” means each period commencing on each of January 1st, April 1st, July 1st and October 1st in any calendar year, and ending on (and including) the last day prior to the day on which the immediately succeeding fiscal quarter commences.

“Fiscal Year” means any period commencing on January 1st and ending on (and including) December 31st of the same calendar year.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fortress” has the meaning set forth in the preamble to this Agreement.

“Fortress Excess Cash Account” has the meaning set forth in Section 8.04(b).

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated April 12, 2018 among the Borrower, Lender and the Administrative Agent.

“Fourth Amendment Date” has the meaning set forth in the Fourth Amendment.

“Fourth Amendment Effective Date” has the meaning set forth in the Fourth Amendment.

“Fund” means any Person (other than a natural Person) which is not a Competitor that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time. All references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 4.04(a).

“Gambling Products” shall have the meaning provided for in the Master License.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group Members” means, collectively, the Borrower and its Subsidiaries.

“Guarantied Royalties” means, with respect to any License, “Guarantied Royalties” or the equivalent term in such License representing a fixed, non-contingent, non-refundable, non-returnable amount (whether constituting an advance, license fee or similar amount) payable by the Licensee thereunder, in each case, minus any agency fees payable under and in accordance with such License out of such amount that are not required to be deducted therefrom prior to payment thereof to the applicable Loan Party.

“Guaranty” means, as to any Person, any of the following: (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business; or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty and Security Agreement” means that certain Amended and Restated Guaranty and Security Agreement dated as of July 20, 2017, executed by PBE, Parent, and the Loan Parties in favor of Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Holdings” means Icon Acquisition Holdings LLC.

“Indebtedness” means, as to any Person without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (c) net obligations of such Person under any Hedge Agreement, (d) all obligations of such Person for the deferred purchase price of property or services (excluding royalty payments, deferred compensation and other employee related obligations, trade accounts payable and accrued liabilities incurred in the ordinary course of business) which purchase price is due more than 90 days after the date of placing the property in service or taking delivery and title thereto, (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, but limited to the lower of (i) the Fair Market Value of such property and (ii) the amount of the Indebtedness secured, (f) all obligations of such Person under Capital Leases and any financing lease involving substantially the same economic effect, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (h) all guaranties of such Person in respect of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04.

“Insolvency Proceeding” means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under United States federal or state or non-United States Legal Requirements, including the Bankruptcy Code of the United States.

“Intellectual Property” means all Licensed Trademarks, IP Licenses and IP Ancillary Rights.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property (in each case, net of any out-of-pocket costs, fees and expenses required to be paid in connection therewith), including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP Completion Date” means the date on which Parent and the Loan Parties have satisfied their respective obligations under Section 5.5(e) of the Guaranty and Security Agreement with respect to each Specified Jurisdiction existing as of the Closing Date.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means any Person (other than a Subsidiary) in which any Loan Party holds any Equity Interests and which has acquired assets from Parent or any Loan Party pursuant to a Permitted IP Disposition.

“LBE” shall have the meaning provided for in the Master License.

“LBE-Gambling License” means a License as to which the Licensee is granted the right to use Trademarks of Parent for LBE or Gambling Products.

“Legal Requirements” means, as to any Person, the Organizational Documents of such Person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, guidelines, license, permit requirement, order or determination of an arbitrator or a court or other Governmental Authority, and the interpretation or administration thereof, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, in each case whether or not having the force of law.

“Lenders” means (a) the financial institutions and other Persons party hereto as “Lenders” on the date hereof and (b) each financial institutions or other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution or Person that has ceased to be a party hereto pursuant to an Assignment and Assumption.

“Leverage Ratio” means, as of any date of determination, the ratio of (x) the aggregate outstanding principal amount of the Loan as of such date (after giving effect to any reduction thereto as a result of a payment to be made on the immediately succeeding Settlement Date) to (y) Collections received by the Loan Parties (or Parent, with respect to Collections received prior to the Closing Date) for the twelve month period ending as of the last day of the most recently ended Settlement Period with respect to amounts due and payable during such twelve month period) minus the Corporate Allocation Amount paid (or to be paid) on the immediately succeeding Quarterly Settlement Date and each of the previous three (3) Quarterly Settlement Dates; provided that (i) the Corporate Allocation Amount to be deducted as set forth in clause (y) above for the first three (3) Quarterly Settlement Dates after the Closing Date shall be equal to (A) the Corporate Allocation Amount to be paid on such Quarterly Settlement Date multiplied by four, in the case of the first Quarterly Settlement Date, (B) the Corporate Allocation Amount paid on such Quarterly Settlement Date plus the Corporate Allocation Amount paid on the previous Quarterly Settlement Date multiplied by two, in the case of the second Quarterly Settlement Date, and (C) the Corporate Allocation Amount to be paid on such Quarterly Settlement Date plus the Corporate Allocation Amounts paid on the previous two Quarterly Settlement Dates multiplied by four-thirds, in the case of the third Quarterly Settlement Date. and (ii) the aggregate outstanding principal amount of the Loans outstanding for all Settlement Dates commencing with the first Settlement Date after the Fourth Amendment Effective Date through the Quarterly Settlement Date for the Quarterly Settlement period ending June 30, 2018, shall be deemed to exclude the 2018 Term Loan.

“LIBOR Rate” means, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on Reuters Screen LIBOR01 Page (or such other successor page or service as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if Reuters Screen LIBOR01 Page shall at any time no longer exist, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period.

“License” shall have the meaning provided for the term “Third Party License Agreement” in the Master Assignment Agreement.

“Licensed Trademarks” means, collectively, all existing and after-acquired Trademarks owned by Parent that have been licensed to the Borrower pursuant to the Master License.

“Licensed Trademark Security Agreement” means that certain Licensed Trademark Security Agreement in respect of the Licensed Trademarks dated as of June 24, 2014, executed by the Borrower in favor of the Administrative Agent.

“Licensee” means a Person that has the right to use certain Trademarks pursuant to a License.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), security interest, or other security device or security arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC (as in effect from time to time in the relevant jurisdiction) or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” and “Loans” shall have the meaning assigned to such term in Section 2.01.

“Loan Documents” means this Agreement, the OID Side Letter, the Guaranty and Security Agreement, the PBE Guaranty, the Trademark Security Agreement, the Licensed Trademark Security Agreement, each Account Control Agreement, each Note, the Servicing Agreement, the Master License, the Master Assignment Agreement, each IP Security Agreement (as defined in the Guaranty and Security Agreement) and all other instruments, documents and agreements executed and delivered by any Loan Party, Parent or PBE in connection with the foregoing, and all amendments, waivers and consents related thereto.

“Loan Party” means each the Borrower and each Restricted Subsidiary.

”Mansion” means the real property located at 10236 Charing Cross Road in Los Angeles, California.

“Mansion Sale” means the sale by Mansion Holdings LLC (and any relevant Affiliates) of the Mansion.

“Mansion Sale Proceeds” means, cumulatively, 100% of the net proceeds (determined after payment in full of all Indebtedness secured by Liens on the Mansion) distributed or deemed distributed to Parent by Mansion Holdings LLC from the Mansion Sale less $10,000,000.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board.

“Master Assignment Agreement” means that certain Master Assignment Agreement dated as of June 24, 2014, by and between Parent, as assignor, and the Borrower, as assignee.

“Master License” means that certain Master Trademark License Agreement dated as of June 24, 2014, by and between Parent and the Borrower.

“Material Adverse Effect” means (a) a material adverse effect on, or material adverse change in, the business, financial condition, or continuing operations of the Borrower and its Subsidiaries, taken as a whole, (b) material impairment of the ability of Parent or the Loan Parties to perform their respective obligations under any Loan Document, (c) a material impairment of the rights of or benefits or remedies available to the Lenders or the Administrative Agent under any Loan Document or (d) a material adverse effect of the rights of the Secured Parties under the Loan Documents, including the validity, enforceability or priority of the Liens purported to be created.

“Material Agreement” means, as of any date of determination, (i) each of top ten (10) Licenses assigned to a Loan Party pursuant to the Master Assignment Agreement based on Collections received for the twelve months period ending on of the last day of the most recently ended Quarterly Settlement Period and (ii) each of the Master License, the Master Assignment Agreement and the Servicing Agreement.

“Maturity Date” means June 30December 31, 20192020.

“Maximum Corporate Allocation Amount” means, for any Quarterly Settlement Period, the amount set forth below opposite such Settlement Period:

SETTLEMENT PERIOD ENDING	AMOUNT
September 30, 2014	$1,480,769
December 31, 2014	$1,375,000
March 31, 2015	$1,375,000
June 30, 2015	$1,375,000
September 30, 2015	$1,443,750
December 31, 2015	$1,443,750
March 31, 2016	$1,443,750
June 30, 2016	$1,443,750
September 30, 2016	$1,250,000
December 31, 2016	$1,250,000

SETTLEMENT PERIOD ENDING	AMOUNT
March 31, 2017	$1,250,000
June 30, 2017	$1,250,000
September 30, 2017	$1,250,000
December 31, 2017	$1,250,000
March 31, 2018	$1,250,000
June 30,For Monthly Settlement each	$1,250,000466,666.67
Period commencing April 1, 2018
September 30, 2018	$1,250,000
December 30, 2018	$1,250,000
March 31, 2019	$1,250,000

“Maximum Rate” shall have the meaning assigned to such term in Section 10.18.

“Monthly Payment Date” means the first Business Day of each month, commencing with August 1, 2014.

“Monthly Settlement Date” means the 15th day after the end of each Monthly Settlement Period (or if such day is not a Business Day, the immediately succeeding Business Day).

“Monthly Settlement Period” means (i) the month ending March 31, 2018 and (ii) thereafter, each calendar month.

“Monthly Settlement Report” means a report, in a form agreed by the Administrative Agent for the initial Monthly Settlement Date and used for each Monthly Settlement Date thereafter setting forth (i) the amounts to be disbursed from the Collection Accounts on the related Settlement Date, (ii) for the first two Monthly Settlement Dates of each calendar quarter, the Quarterly Estimate and (iii) the calculations from which such amounts were derived, to be executed by a Responsible Officer of the Borrower and delivered by the Borrower to the Administrative Agent in accordance with Section 5.01(g) hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions other than any such plan contributed to by any Person who is considered an ERISA Affiliate solely pursuant to subsection (m) or (o) of Section 414 of the Code.

“Net Cash Proceeds” means proceeds received in cash from (a) any asset sale, net of (i) the customary out-of-pocket cash costs, fees and expenses, termination payments and breakage costs paid or required to be paid in connection therewith and (ii) Taxes paid or reasonably estimated to be payable as a result thereof or (b) any sale or issuance of Equity Interests, net of brokers’, advisors’ and investment banking fees and other out-of-pocket underwriting discounts, commissions and other out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Borrower that is not a wholly-owned subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.

“Net Revenue Amount” means, as of any Monthly Settlement Date, (x) the amount of Collections received by the Loan Parties (or Parent, with respect to Collections received prior to the Closing Date) for the twelve month period ending as of the last day of the most recently ended Monthly Settlement Period with respect to amounts due and payable during such twelve month period minus (y) the aggregate Servicing Fee paid by the Borrower during the twelve month period ending as of the last day of the most recently ended Monthly Settlement Period minus (z) the Corporate Allocation Amount to be paid on such Settlement Date, if any, plus the Corporate Allocation Amounts paid on the previous three (3) Settlement Dates; provided that for the first three (3) Quarterly Settlement Dates after the Closing Date, (i) the amount described in clause (y) shall be equal to the Servicing Fee paid during the period commencing on the Closing Date and ending on the last day of the most recently ended Settlement Period multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days in such period, and (ii) the amount described in clause (z) shall be equal to (A) the Corporate Allocation Amount to be paid on such Settlement Date multiplied by four, in the case of the first Settlement Date, (B) the Corporate Allocation Amount paid on such Settlement Date plus the Corporate Allocation Amount paid on the previous Settlement Date multiplied by two, in the case of the second Settlement Date, and (C) the Corporate Allocation Amount to be paid on such Settlement Date plus the Corporate Allocation Amounts paid on the previous two Settlement Dates multiplied by four-thirds, in the case of the third Settlement Date.

“Non-Consenting Lender” has the meaning set forth in Section 10.01(c).

“Note” means a promissory note executed by the Borrower in favor of a Lender in the form of Exhibit B.

“Notice of Assignment” means a letter executed by the Borrower or other applicable Loan Party and delivered to a Licensee (or its agent), substantially in the form of Exhibit H hereto or such other form as shall be reasonably acceptable to the Administrative Agent, which letter provides such Licensee (or its agent) notice that the applicable License has been assigned by Parent to the Borrower.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a).

“Notice of Conversion/Continuation” has the meaning set forth in Section 2.05(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of Parent or any Loan Party to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“OID Side Letter” means the confidential OID Side Letter, dated June 24, 2014, between the Borrower and DBD Credit Funding LLC.

“Organizational Documents” means, collectively, with respect to any Person, (i) in the case of any corporation, the certificate or articles of incorporation or deed of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person (and, where applicable, the equityholders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12).

“Overages” means, with respect to any License, the variable, contingent payments in excess of Guarantied Royalties payable under such License upon the occurrence of certain specified events, such as the generation of a certain level of gross receipts, net proceeds and/or profits, however calculated, and/or the achievement of certain other performance milestones by the Licensee thereunder, in each case, minus any agency fees paid under and in accordance with such License out of such payments not required to be deducted therefrom prior to payment thereof to the applicable Loan Party.

“Overages Amount” means, as of any date of determination, an amount equal to the Coty Overages Amount as of such date of determination plus (x) the aggregate amount of Overages paid in cash by a Licensee (other than Coty Inc.) to any Loan Party (or, with respect to any period prior to the Closing Date, Parent) in Dollars (or, to the extent paid in any other currency, as converted into Dollars following receipt) pursuant to Qualifying Licenses during the twenty four-month period ending as of the last day of the most recently-ended Fiscal Quarter as set forth in the most recent Compliance Certificate multiplied by (y) 2.25.

“Parent” means Playboy Enterprises International, Inc.

“Parent Default” means the occurrence of any of the following: (a) a breach by Parent of its obligation to transfer Transferred Assets to the Borrower pursuant to Sections 1 of the Master License, (b) a breach by Parent of any other obligation in the Master License or Master Assignment Agreement which could reasonably be expected to result in a Material Adverse Effect or (c) any representation or warranty made or deemed made by or on behalf of Parent in the Master License or Master Assignment Agreement or any amendment or supplement thereto or in any report, certificate, or other document furnished pursuant to or in connection with any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made.

“Participant Register” has the meaning set forth in Section 10.03(f).

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all patents and patent applications, (b) all inventions and improvements described and claimed therein, (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, (e) all rights to sue for past, present, and future infringements thereof, and (f) all rights corresponding to any of the foregoing throughout the world.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBE” means Playboy Enterprises, Inc., a Delaware corporation.

“PBE Guaranty” means that certain PBE Guaranty dated as of June 24, 2014, executed by PBE in favor of the Administrative Agent.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Capital Contribution” means a cash contribution by the Borrower to any Subsidiary or Joint Venture that occurs concurrently with a cash contribution in at least the same Dollar amount by Parent to the Borrower.

“Permitted Disposition” means (i) any transaction permitted by Section 6.05 and (ii) any sale or contribution by Parent constituting a Permitted IP Disposition of the type described in clause (iii) of the definition thereof.

“Permitted Equity Issuance” means:

(i)                 any sale or issuance by the Borrower of its own Equity Interests (other than Disqualified Capital Stock) to the extent the Net Cash Proceeds thereof are sufficient to make the prepayment required pursuant to Section 2.06(b)(ii);

(ii)               any sale or issuance by any Loan Party (other than the Borrower) of its own Equity Interests (other than Disqualified Capital Stock) in connection with a Permitted IP Disposition;

(iii)              any sale by any Loan Party of any Equity Interests of its Subsidiaries, or issuance by any Subsidiary of its own Equity Interests (other than Disqualified Capital Stock) in connection with a Permitted IP Disposition; and

(iv)              any sale or issuance by any other Loan Party of its own Equity Interests (other than Disqualified Capital Stock) to any other Loan Party.

“Permitted Investment” means any Investment not prohibited by Section 6.04 or any other provision of any Loan Document.

“Permitted IP Disposition” means:

(i)       any sale or sublicense of Licenses to any Person that is not an Affiliate of the Borrower to the extent the Borrower makes the prepayment required pursuant to Section 2.06(b)(iii) concurrently therewith;

(ii)       any sale, contribution or sublicense of Licenses to any Affiliate of the Borrower (other than a Loan Party that will not be designated as an Unrestricted Subsidiary in connection with such sale, contribution or sublicense) to the extent the Borrower makes the prepayment required pursuant to Section 2.06(b)(iv) concurrently therewith;

(iii)       any sale or sublicense of Licensed Trademarks to any Person that is not an Affiliate of the Borrower to the extent the Borrower makes the prepayment required pursuant to Section 2.06(b)(v) concurrently therewith;

(iv)       any sale, contribution or sublicense of Licensed Trademarks to any Affiliate of the Borrower (other than a Loan Party that will not be designated as an Unrestricted Subsidiary in connection with such sale, contribution or sublicense) to the extent (x) such sale, contribution or sublicense thereof occurs concurrently with a sale, contribution or sublicense of all Licenses with respect to such Licensed Trademarks to such Affiliate and (y) the Borrower makes the prepayment required pursuant to Section 2.06(b)(iv) concurrently therewith; and

(v)       the repurchase by Parent or any Affiliate of Parent (other than a Loan Party that will not be designated as an Unrestricted Subsidiary in connection with such repurchase) of any LBE-Gambling License to the extent the Borrower makes the prepayment required pursuant to Section 2.06(b)(vi) concurrently therewith.

“Permitted Liens” means any Lien on or with respect to the property of Parent or any Loan Party that is not prohibited by Section 6.01 or any other provision of any Loan Document.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) sponsored, maintained or contributed to by the Borrower or any of its Subsidiaries or with respect to which the Borrower or any of its Subsidiaries has or may in the future have any liability (contingent or otherwise).

“Prime Rate” means, for any day, the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Projected Overages” means the amounts of Overages projected by Borrower to be earned from existing Licenses (which Licenses are not included in the “Overages Amount”) in excess of Guaranteed Royalties, discounted to the date of determination in the same manner as “Contract Value” is calculated.

“Projections” means, collectively, the financial projections with respect to the Borrower dated May 5, 2014 and the financial projections with respect to the Borrower June 20, 2014, in each case, covering the Fiscal Years ending in 2014 through 2018 and delivered to the Administrative Agent by the Borrower prior to the date hereof.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing sum of the Commitment of (or, if such Commitments have been terminated, the outstanding principal amount of the Loan owing to) such Lender then in effect by (b) the sum of the Commitments of (or, if such Commitments have been terminated, the outstanding principal amount of the Loan owing to) all Lenders then in effect.

“Qualified Capital Stock” of any Person means any Equity Interests of such person that are not Disqualified Capital Stock.

“Qualifying License” means any License with respect to which each of the following conditions is satisfied: (i) no required payment of Guarantied Royalties or Overages thereunder is more than three (3) months past due, (ii) if the related Licensee is the subject of an Insolvency Proceeding, no required payment of Guarantied Royalties or Overages thereunder is more than one (1) month past due, (iii) if such License is an Existing Third Party License Agreement (as defined in the Master Assignment Agreement), the Administrative Agent has received a copy of a Direction to Pay and a Notice of Assignment with respect thereto not later than ninety (90) days after the Closing Date, (iv) if such License is a Future Third Party License Agreement (as defined in the Master Assignment Agreement), the Administrative Agent has received a copy of a Notice of Assignment with respect thereto not later than (x) for any Future Third Party License Agreement executed with a third party from China or Hong Kong, one hundred and twenty (120) days after the date of the related Addendum (as defined in the Master Assignment Agreement), and (y) for any other Future Third Party License Agreement thirty (30) days after the date of the related Addendum (as defined in the Master Assignment Agreement), (v) if such License is an Restricted License Agreement (as defined in the Master Assignment Agreement), the consent of the related Licensee to the assignment of such License pursuant to the Master Assignment Agreement has been obtained by the Borrower and delivered to the Administrative Agent not later than ninety (90) days after the Closing Date, (vi) the most recent payment thereunder has been remitted to an account that is not a Disqualified Collection Account, (vii) the Administrative Agent has a perfected security interest under the UCC and other applicable law to the extent required under the Loan Documents, subject only to Permitted Liens, in such License (including the Guarantied Royalties and Overages relating thereto) and the Collections thereon and, with respect to the Licensed Trademarks licensed thereunder, the Borrower, Parent or other applicable Loan Party has delivered all IP Security Agreements required to be delivered under the Guaranty and Security Agreement; provided, that, notwithstanding anything in the contrary set forth above, in the event any License shall fail to constitute a Qualifying License based on the failure of the Borrower, Parent or other applicable Loan Party to deliver any IP Security Agreement with respect to any Licensed Trademarks as described in clause (vii) after the date on which such IP Security Agreement is required to be delivered under the Guaranty and Security Agreement, such License shall constitute a Qualifying License as of the date such IP Security Agreement is delivered.

“Quarterly Estimate” means the good faith estimate of the Borrower of all amounts to be deposited into the Collection Account for the remainder of the applicable calendar quarter.

“Quarterly Settlement Date” means (i) commencing with the Settlement Period ending September 30, 2014 through the Settlement Period Ending December 31, 2017, the 50th day after the end of each Settlement Period (or if such day is not a Business Day, the immediately succeeding Business Day), and (ii) commencing with the Settlement Period ending March 31, 2018, the 15th day after the end of each Settlement Period (or if such day is not a Business Day, the immediately succeeding Business Day).

“Quarterly Settlement Period” means, initially, the period commencing on July 1, 2014 and ending September 30, 2014 and, thereafter, each Fiscal Quarter.

“Quarterly Settlement Report” means a report, in a form agreed by the Administrative Agent for the initial Settlement Date and used for each Settlement Date thereafter setting forth the amounts to be disbursed from the Collection Accounts on the related Settlement Date and the calculations from which such amounts were derived, to be executed by a Responsible Officer of the Borrower and delivered by the Borrower to the Administrative Agent in accordance with Section 5.01(g) hereof.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Section 3.01) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 9.01(d) or any comparable provision of any Loan Document.

“Required Jefferies Payoff Amount” means $4,168,711.17 plus an additional $33,912.20 for each day after June 24, 2014 if such amount is not received prior to 2:00 p.m. on June 24, 2014.

“Reorganization” has the meaning set forth in the Fourth Amendment.

“Required Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Commitments (or, if such Commitments are terminated, the aggregate outstanding principal amount of the Loans owing to such Lenders) then in effect, ignoring, in such calculation, the Commitment of and Loan owing to any Defaulting Lender.

“Required Revenue Amount” means, as of any Settlement Date, an amount equal to (x) $20,000,000 less (y) the sum of Required Revenue Reduction Amounts for all Licenses that have been the subject of Permitted IP Dispositions prior to the last day of the related Settlement Period.

“Required Revenue Reduction Amount” means, as of any Monthly Settlement Date, with respect to any License that has been the subject of a Permitted IP Disposition, (x) if the scheduled termination or expiration date for such License would have occurred after the last day of the related Monthly Settlement Period, an amount equal to the Collections on such License received by the Loan Parties (or Parent, with respect to Collections received prior to the Closing Date) during the twelve-month period ending as of June 30, 2014 and (y) if the scheduled termination or expiration date for such License would have occurred on or prior to the last day of the related Monthly Settlement Period, $0.

“Responsible Officer” of any Person means any executive officer, president, Financial Officer of such Person and any other officer or similar official thereof with significant responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means, with respect to any Person, (i) any distribution, cash dividend or other direct or indirect payment on account of shares of any Equity Interest of such Person, (ii) any redemption or other acquisition, re-acquisition or retirement by such Person of any Equity Interests of such Person or any Affiliate thereof, now or hereafter outstanding and (iii) any payment made by such Person to retire, or obtain the surrender of, any outstanding warrants, puts or options or other rights to purchase or otherwise acquire any Equity Interest of such Person or any Affiliate thereof, now or hereafter outstanding.

“Restricted Subsidiary” means each direct or indirect Subsidiary of Borrower, other than any Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Second Amendment Effective Date” means the date that all conditions precedent to the effectiveness of the Second Amendment have been satisfied.

“Secured Parties” means the holders of the Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) the Administrative Agent and the Lenders in respect of all other present and future obligations and liabilities of the Borrower, each other Loan Party and Parent of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Indemnitee in respect of the obligations and liabilities of the Borrower to such Indemnitee hereunder and under the other Loan Documents and (iv) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer” means Parent, in its capacity as “Servicer” under the Servicing Agreement, and its successors and assigns.

“Servicer Default” means the occurrence of any “PEII Events of Default” under Section 4.1 of the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement dated as June 24, 2014 by and between the Servicer and the Borrower.

“Servicing Fee” has the meaning set forth in the Servicing Agreement.

“Settlement Date” means the 50th day after the end of each Monthly Settlement Period (or if such day is not a Business Day, the immediately succeeding Business Day), commencing with the Date and Quarterly Settlement Period ending September 30, 2014Date, as applicable.

“Settlement Period” means, initially, the period commencing on July 1, 2014 and ending September 30, 2014 and, thereafter, each Fiscal Quarter the each Monthly Settlement Period and Quarterly Settlement Period, as applicable.

“Settlement Report” means a report, in a form agreed by the Administrative Agent for the initial Settlement Date and used for each Settlement Date thereafter setting forth the amounts to be disbursed from the Collection Accounts on the related Settlement Date and the calculations from which such amounts were derived, to be executed by a Responsible Officer of the Borrower and delivered by the Borrower to the Administrative Agent in accordance with Section 5.01(g) hereof.the each Monthly Settlement Report and Quarterly Settlement Report, as applicable.

“Solvent” means, with respect to the Borrower and its Subsidiariesany applicable Person as of any date of determination, that, as of such date, (a) the fair value of the assets of the BorrowerPerson and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of the Borrowersuch person and its Subsidiaries, on a consolidated basis; (b) the present fair saleable value of the assets of the BorrowerPerson and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of the Borrowersuch Person and its Subsidiaries, on a consolidated basis, on their debts and liabilities as they become absolute and matured; (c) the Borrowersuch Person and its Subsidiaries, on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the Borrower’ssuch Person’s and its Subsidiaries’ assets, on a consolidated basis, would constitute unreasonably small capital; and (d) the Borrowersuch Person and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities, on a consolidated basis, beyond their ability to pay such debts and liabilities as they mature. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means Rizvi Traverse Management LLC, a Delaware limited liability company.

“SPV” means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

“Statutory Reserves” means, for any day during any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, special, emergency or supplemental reserves) are required to be maintained, during such Interest Period under regulations issued from time to time, including “Regulation D,” issued by the Board (the “Reserve Regulations”), by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against Eurocurrency funding liabilities (currently referred to as “Eurocurrency liabilities” (as such term is used in Regulation D)). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation.

“Sublicensee” means any sublicensee of any of the Intellectual Property licensed to a Licensee pursuant to a License.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more subsidiaries of such Person.

“Tax Affiliate” means (a) the Borrower and its Subsidiaries, (b) each other Loan Party and (c) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary Tax returns.

“Tax Returns” has the meaning set forth in Section 4.10.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date on which all of the Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been asserted) have been paid in full in cash and the Commitments have terminated.

“Termination Event” means the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is reasonably expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated July 20, 2017 among the Borrower, Guarantors, Lenders and the Administrative Agent.

“Third Amendment Effective Date” means the date that all conditions precedent to the effectiveness of the Third Amendment have been satisfied.

“Trademark Security Agreement” means that certain Trademark Security Agreement in respect of the Licensed Trademarks dated as of June 24, 2014, executed by Parent in favor of the Administrative Agent.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof, and unregistered trademarks that are registrable, and the goodwill of the business symbolized by the foregoing; all licenses of the foregoing, whether as licensee or licensor; all renewals of the foregoing; all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and all rights corresponding to any of the foregoing throughout the world.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Transferred Assets” means all assets required to be transferred to the Borrower by Parent pursuant to the Master License and Master Assignment Agreement.

“Type” means, when used in reference to any Loan or Borrowing, a reference to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined on the basis of Eurodollar Rate or the Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“United States” and “U.S.” means the United States of America.

“Unrestricted Subsidiary” means each Subsidiary designated as such from time to time by written notice to the Administrative Agent in accordance with Section 5.13.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Voting Stock” means, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto.

Section 1.03. Uniform Commercial Code. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein, provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Divisions of the UCC, unless expressly stated otherwise the definition of such term contained in Article 9 of the UCC shall govern.

Section 1.04. Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.05. Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month. Unless otherwise specified, all references to specific times shall mean and be a reference to such time in New York, New York.

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

Section 2.01. The Loans. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a term loan (the “Initial Term Loans”) to the Borrower, on the Closing Date, in a principal amount equal to such Lender’s Commitment then in effect. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make an additional term loan (the “2017 Term Loans”, and together with the Initial Term Loans, each a “Loan” and, collectively, the “Loans”) to the Borrower, on the Third Amendment Effective Date, in a principal amount equal to such Lender’s pro rata portion of the aggregate Commitment on the Third Amendment Effective Date as set forth in the definition of “Commitment”. The 2018 Term Loan Lenders agree, on the terms and conditions hereinafter set forth, to make, pro rata based on their relative commitments as reflected on Schedule 2.01(A), an additional term loan to the Borrower, on the Fourth Amendment Effective Date, in a principal amount equal to $16,000,000. As used herein, the term “2018 Term Loan” means the Loan made on the Fourth Amendment Effective Date. The 2018 Term Loan, 2017 Term Loan and the Initial Term Loans are each referred to as a “Loan” and, collectively, as the “Loans.”

Section 2.02. Making the Loans.

(a)       The Borrowing on the Closing Date shall be made on notice by the Borrower to the Administrative Agent, given not later than 2:00 p.m. on the first Business Day prior to the Closing Date, if such Borrowing shall be a Base Rate Borrowing, and on the third Business Day prior to the Closing Date, if such Borrowing shall be a Eurodollar Borrowing. The notice of the Borrowing (the “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing in the form of Exhibit C, via fax or by electronic mail in “.pdf” format, specifying the date, principal amount, Type and, in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of the Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Loan to be made as part of the Borrowing.

(b)               The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall pay to each Lender all amounts required to be paid pursuant to Section 2.09 as a result of a any failure of the Borrower to fulfill, on or before the date specified in the Notice of Borrowing, the conditions set forth in Section 3.01 whereby the Loans, as a result of such failure of the Borrower, are not made on the Closing Date.

(c)                Each Lender shall, before 11:00 a.m. on the Closing Date, make available in immediately available funds in New York, New York to the Administrative Agent by wire transfer to the Administrative Agent’s Account, such an amount equal to such Lender’s Commitment.

Section 2.03. Repayment and Amortization of Loans; Evidence of Debt. (a) The Borrower shall repay the Loans (i) on each Monthly Settlement Date in an amount equal to the Amortization Payment Amount and (ii) on the Maturity Date, any outstanding principal balance of the Loans.

(b)                Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)               The Administrative Agent shall maintain accounts in which it shall record (i) the amount of the Loans made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)               The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.

(e)                Any Lender may request that the Loan made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loan evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.03) be represented by one or more Note in such form payable to the order of the payee named therein (or, if such Note is in registered form, to such payee and its registered assigns).

Section 2.04. Interest. (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Eurodollar Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.

(b)               Notwithstanding the foregoing, (x) at any time during an Event of Default pursuant to Section 7.01(a) or (d), or (y) at any time during any other Event of Default upon request by the Required Lenders, in each case, all Obligations shall bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in Sections 2.04(a) or (ii) in the case of any other Obligation, 2.0% plus the rate applicable to Base Rate Loans as provided in Section 2.04(a) (in either case, the “Default Rate”).

(c)                Accrued interest on each Loan shall be payable in arrears on the last day of each Interest Period, on each Monthly Settlement Date and, in the case of any Interest Period with a duration of six (6) months, on the date which is three (3) months after first day of such Interest Period; provided that (i) interest accrued pursuant to Section 2.04(b) (including interest on past due interest) and all interest accrued but unpaid on or after the Maturity Date shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)                All per annum interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate, the interest rate payable on which is then based on the Prime Rate, shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Eurodollar Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any Insolvency Proceeding.

Section 2.05. Interest Elections. (a) The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (x) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (y) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.09, and (ii) in the case of Base Rate Loans, to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon three (3) Business Days’ prior notice; provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $500,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) an Event of Default shall be continuing and the Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.07.

(b)               Procedure. Each such election shall be made by giving the Administrative Agent at least three (3) Business Days’ prior notice in substantially the form of Exhibit D (a “Notice of Conversion or Continuation”) duly completed. The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. If the Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan. Each partial conversion or continuation shall be allocated ratably among the Lenders in accordance with their Pro Rata Share.

Section 2.06. Prepayments.

(a)       Optional Prepayments. The Borrower may prepay all or a portion of the Loans upon at least five (5) Business Days’ written notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, together with (i) interest accrued to and including the date of such prepayment on the principal amount prepaid and (ii) any Additional Financing Costs (including the prepayment fee applicable thereto (if any) pursuant to Section 2.06(c)), and provided that any partial prepayment shall be in an aggregate minimum principal amount of $1,000,000. Voluntary prepayments pursuant to this Section 2.06(a) shall be applied to reduce the remaining installments of the Loans in the order directed by the Borrower (or, in the absence of any such direction, ratably to the remaining installments thereof), provided that all principal payments shall be allocated among the Lenders pro rata in accordance with the amount of the loans advanced by each Lender.

(b)       Mandatory Prepayments.

(i)                Excess Cash Flow. On each Monthly Settlement Date commencing with the first Monthly Settlement Date after the Settlement period ending December 31, 2017Fourth Amendment Date, the Borrower shall pay an amount equal to the Excess Cash Flow Percentage of Excess Cash Flow for the most recently ended Settlement Perioddetermined in accordance with Section 8.03(a).

(ii)               Borrower Equity Issuance. Upon receipt of any Net Cash Proceeds of any issuance of any Equity Interests of Borrower (other than with respect to the issuance of any such Equity Interests to Fortress), Borrower shall make a prepayment in an aggregate principal amount equal to 50% of such Net Cash Proceeds.

(iii)               Sale of Licenses (Third Parties). Upon the sale or sublicense of any License by any Loan Party to any Person that is not an Affiliate of the Borrower, the Borrower shall make a prepayment in an aggregate principal amount equal to (x) the sum of (1) the portion, if any, of the Overage Amount attributable to such License and (2) the Contract Value for such License, in each case, that were included in the Eligible Receivables Balance as of the last day of the most recently ended Quarterly Settlement Period multiplied by the Borrowing Base Ratio as of the last day of the most recently ended Quarterly Settlement Period plus (y) 50% of the Net Cash Proceeds remaining, if any, after the application thereof pursuant to clause (x) above.

(iv)              Sale of Licenses (Affiliates). Upon the sale, contribution or sublicense of any License by any Loan Party to any Person that is an Affiliate of the Borrower (other than any Loan Party that will not be designated as an Unrestricted Subsidiary in connection with such sale, contribution or sublicense or, in the case of any LBE-Gambling License, Parent), the Borrower shall make a prepayment in an aggregate principal amount equal to the sum of (1) the portion, if any, of the Overage Amount attributable to such License and (2) the Contract Value for such License, in each case, that were included in the Eligible Receivables Balance as of the last day of the most recently ended Quarterly Settlement Period.

(v)                Sale of Licensed Trademarks. Upon the sale, contribution or sublicense of any Licensed Trademark by Parent or any Loan Party to any Person (other than any Loan Party that will not be designated as an Unrestricted Subsidiary in connection with such sale, contribution or sublicense or, in the case of any Licensed Trademark under any LBE-Gambling License, Parent), the Borrower shall make a prepayment in an aggregate principal amount equal to (x) the sum of (1) the portion, if any, of the Overage Amount attributable to the License, if any, with respect to such Licensed Trademark and (2) the Contract Value for such Licenses, in each case, that were included in the Eligible Receivables Balance as of the last day of the most recently ended Quarterly Settlement Period multiplied by the Borrowing Base Ratio as of as of the last day of the most recently ended Quarterly Settlement Period plus (y) 50% of the Net Cash Proceeds remaining, if any, after the application thereof pursuant to clause (x) above.

(vi)              Repurchase of LBE-Gambling Licenses. Upon the repurchase by Parent or any Affiliate of Parent (other than any Loan Party that will not be designated as an Unrestricted Subsidiary in connection with such repurchase) of any LBE-Gambling License, the Borrower shall make a prepayment in an amount equal to 4.5 multiplied by the aggregate amount of Collections received in respect of such LBE-Gambling License during the twelve month period ending on the last day of the most recently ended Quarterly Settlement Period.

(vii)            Mansion Sale. Within three (3) Business Days following the receipt from time to time by Mansion Holdings LLC of the Mansion Sale Proceeds, the Borrower shall make a prepayment in the amount of the Mansion Sale Proceeds so received, provided, however, that no payment shall be required as a result of the receipt by Borrower or any Affiliate of Mansion Sale Proceeds in excess of amounts paid on or prior to the Second Amendment Effective Date.[Intentionally Omitted].

(viii)            Limitation on Mandatory Prepayments. If any single transaction entered into by one or more Loan Parties (and Parent, as applicable) would require a mandatory prepayment pursuant to Section 2.06(b)(iii), (iv), or (vi) and a second mandatory prepayment pursuant to Section 2.06(v), the Borrower shall only be required to make the mandatory prepayment pursuant to Section 2.06(iii), (iv) or (vi), as applicable.

(ix)               Application of Mandatory Prepayments. Any payments made to the Administrative Agent pursuant to this Section 2.06(b) (other than pursuant to Section 2.06(b)(i)) shall be applied ratably to reduce the Amortization Payment Amounts (determined immediately prior to such reduction) for the remaining Settlement Dates. Any payments made to the Administrative Agent pursuant to Section 2.06(b)(i))) shall be applied to reduce the outstanding principal amount of the Loans. All such prepayments under this Section 2.06(b) shall be accompanied by (i) interest accrued to and including the date of such prepayment on the principal amount prepaid and (ii) any Additional Financing Costs.

(x)                Mandatory Prepayments During First Three Months. Any mandatory prepayment during the first 90 days following the Closing Date pursuant to Section 2.6(b)(iii), (iv) or (v) shall be applied to prepay the Loans at a discount of 0.50%, such that the outstanding principal amount of the Loans prepaid shall be equal to 1.005% of the cash amount actually paid by the Borrower as a mandatory prepayment.

(c)                Prepayment Fee. If the Borrower prepays the Loans in full, or in part, pursuant to Section 2.06(a), at any time prior to June 30, 2018, such prepayment shall include a prepayment fee equal to $65,000.

Section 2.07. Alternative Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the LIBOR Rate, as applicable, for such Interest Period; or

(b)                the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate or the LIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be converted to a Base Rate Borrowing on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

Section 2.08. Increased Costs.

(a)       If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Eurodollar Rate);

(ii)               impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii)              subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Recipient hereunder, whether of principal, interest or otherwise, then, upon the request of such Recipient the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

(b)       If any Lender determines that any Change in Law affecting such Lender or such Lender’s holding company, if any, or any lending office of any of the foregoing regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)       A certificate of the applicable Recipient setting forth the amount or amounts necessary to compensate such Recipient or its holding company as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay to such Recipient, the amount shown as due on any such certificate on the first Settlement Date occurring at least ten (10) days after the Borrower’s receipt of such certificate in accordance with Section 8.03.

(d)       Failure or delay on the part of the Administrative Agent or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Administrative Agent’s or such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Administrative Agent or a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that the Administrative Agent or such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Administrative Agent’s or such Lender’s or intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.09. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.06), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be and is revoked in accordance with this Agreement) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.12, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring at least ten (10) days after the Borrower’s receipt of such certificate in accordance with Section 8.03.

Section 2.10. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a)                The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Sections 2.08, 2.09 or 2.11, or otherwise) prior to 2:00 p.m., New York City time on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent’s Account, except that payments pursuant to Sections 2.08, 2.09, 2.11, 10.04 and 10.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)                Any proceeds of Collateral received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.06) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any Additional Financing Costs then due to the Administrative Agent from the Borrower, second, to pay any Additional Financing Costs then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans ratably, and fifth, to the payment of any other Obligation due to the Administrative Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurodollar Loan, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.09. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

(c)                If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.10(d) or 10.03(f), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.11. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Parent or any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Parent or the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholding applicable to additional sums payable under this Section 2.11) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)             Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)              Evidence of Payments. As soon as practicable after any payment of Taxes by Parent or any Loan Party to a Governmental Authority pursuant to this Section 2.11, Parent or such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)             Indemnification by Parent and the Loan Parties. Parent and the Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)              Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that neither Parent nor any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Parent and the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.03(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)       Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing:

(A)              any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)              any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)              if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)                 Defined Terms. For purposes of this Section 2.11, the term “applicable law” includes FATCA.

Section 2.12. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.08, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.08 or 2.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)       If (i) any Lender requests compensation under Section 2.08, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.08 or 2.11) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.08 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

CONDITIONS TO THE LOANS

Section 3.01. Conditions Precedent to Making the Loans. The agreement of each Lender to make its Initial2018 Term Loan shall become effective on and as of the first date (the “Closing Date”) on which all of the following conditions have been satisfied (unless waived in writing by the Administrative Agent and the Lenders):Fourth Amendment Effective Date .

[Subsections 3.01 (a) through (j) intentionally omitted

Section 3.02. [Intentionally Omitted]

.

(a)       Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated the Closing Date unless otherwise agreed by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and each Lender:

(i)                 this Agreement duly executed by the Borrower;

(ii)               the Guaranty and Security Agreement, duly executed by Parent and each Loan Party;

( )               the Guaranty, duly executed by PBE;

(i)               the OID Side Letter, duly executed by the Borrower;

(ii)             each Collection Account Control Agreement, duly executed by the Borrower and City National Bank;

(iii)           a Bank Instruction Letter with respect to the Bank of America Account, duly executed by Parent;

(iv)           the Master License, the Master Assignment Agreement and the Servicing

Agreement, each duly executed by Parent and the Borrower;

(v)             the Trademark Security Agreement, duly executed by Parent;

(vi)           the Licensed Trademark Security Agreement, duly executed by the Borrower;

(vii)         copies of the UCC 1 financing statements, with the Parent and each Loan Party, as debtor, as applicable, and, in each case, the Administrative Agent as secured party;

(viii)       evidence that all other actions to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, to perfect and protect the first priority Liens (subject to Permitted Liens) over the Collateral created hereby and by the other Loan Documents have been taken, including, without limitation, receipt by the Administrative Agent of UCC, Intellectual Property and other appropriate search reports satisfactory to it and of all effective prior filings listed therein, together with evidence of the termination of such prior filings (or, in the case of certain filings with respect to Intellectual Property as more specifically set forth in the Guaranty and Security Agreement, evidence that the related Lien has been released and assurances that terminations of such filings will be executed and delivered upon request) other documents with respect to the priority of the security interest of the Administrative Agent in the Collateral, in each case as may be reasonably requested by the Administrative Agent;

(xii)            duly executed favorable opinions of counsel to PBE, Parent and the Loan Parties in New York and each jurisdiction of organization of PBE, Parent and each Loan Party addressed to the Administrative Agent and the Lenders and addressing such matters as the Administrative Agent may reasonably request;

(xiii)          a copy of each Organizational Document of PBE, Parent and each Loan Party that is on file with the secretary of state (or other similar Governmental Authority) in the jurisdiction of its organization, certified as of a recent date by such secretary of state (or similar Governmental Authority), together with, if applicable, certificates attesting to the good standing of Parent or such Loan Party in its jurisdiction of organization;

(xiv)          a certificate of the secretary or other officer of PBE, Parent and each Loan Party certifying as to (A) the names and signatures of each officer of PBE, Parent or such Loan Party authorized to execute and deliver any Loan Document, (B) the Organizational Documents of PBE, Parent or such Loan Party attached to such certificate are complete and correct copies of such Organizational Documents as in effect on the date of such certification (or, for any such Organizational Document delivered pursuant to clause (xiii) above, that there have been no changes from such Organizational Document so delivered) and (C) the resolutions of PBE, Parent or such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which PBE, Parent or such Loan Party is a party;

(xv)            a certificate of a Responsible Officer of the Borrower to the effect that (x) the conditions set forth in clause (f) and (g) below has been satisfied and (y) after giving effect to the funding of the Loans and the application of the proceeds thereof, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent;

(xvi)          a payoff letter duly executed and delivered by PBE and the administrative agent evidencing that all obligations under the Amended and Restated Credit Agreement dated as of March 4, 2011 and as amended and restated, among PBE, Holdings and the guarantors, lender, administrative agent and other agents party thereto will have been repaid in full after giving effect to the funding of the Loans hereunder and any Liens on the Collateral shall thereupon be released; and

(xvii)        such other documents and information as any Lender through the Administrative Agent may reasonably request.

(b)       Fees and Expenses. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, its Related Persons, and any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document on or before the Closing Date.

(c)       Approvals. All necessary governmental and third party approvals in connection with the transactions contemplated hereby and by the other Loan Documents and otherwise referred to h  erein shall have been received, except for such governmental and third party approvals that, pursuant to the provisions hereof or the Loan Documents, are not required to be obtained on or prior to the Closing Date;

(d)                Absence of Litigation. There shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or other Governmental Authority that challenges the closing of the Facility and the consummation of the transactions contemplated hereby and by the other Loan Documents.

(e)                Material Adverse Effect. Since December 31, 2013, there shall not have occurred any Material Adverse Effect.

(f)                 Representations and Warranties. Both before and after giving effect to the Loans, the representations and warranties set forth in any Loan Document shall be true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date.

(g)                No Default. Both before and after giving effect to the Loans, no Default or Event of Default shall be continuing.

(h)                Accounts. The Administrative Agent shall have received evidence that the Borrower has established a Collection Account and the Debt Service Account at City National Bank which shall be subject to a Collection Account Control Agreement and other Account Control Agreement, respectively.

(i)                 Patriot Act. The Administrative Agent shall have received, at least five (5) days prior to the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), all documentation and other information required by regulatory authorities under applicable “know your customer” and anti money laundering rules and regulations, including, without limitation, the Patriot Act.

(j)                 Required Jefferies Payoff Amount. The Administrative Agent shall have received evidence prior to 12:00 noon (or such later time as may be agreed by the Administrative Agent in its sole discretion) on the proposed Closing Date that the Required Jefferies Payoff Amount has been remitted by wire transfer in immediately available funds to the payees thereof in accordance with the payoff letter described in clause (a)(xvi) by City National Bank (or, in lieu of or in addition to City National Bank, Parent, with respect to all or any portion thereof).

Section 3.02. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date, the Administrative Agent receives notice from such Lender specifying such Lender’s objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) makes the following representations and warranties to the Administrative Agent and the Lenders on and as of the Closing Date and the date of the making of the Loans, all of which shall survive the execution and delivery of this Agreement and the making of the Loans pursuant to Section 2.01.

Section 4.01. Existence and Power; Subsidiaries. Each Group Member (a) is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and has obtained and maintains in good standing all requisite licenses, permits, authorizations, consents and approvals of each Governmental Authority necessary to carry on its business and to own, lease and operate its property and (c) is qualified, licensed and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify, be licensed or be in good standing could not reasonably be expected to result in a Material Adverse Effect. Schedule 4.01 (as supplemented from time to time) identifies each Subsidiary, noting its legal name, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other Equity Interests owned by the Group Members and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other Equity Interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other Equity Interests indicated on Schedule 4.01 as owned by a Group Member are owned, beneficially and of record, by such Group Member free and clear of all Liens, other than Liens created under the Loan Documents. There are no outstanding commitments or other obligations of any Group Member to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other Equity Interests of any Group Member.

Section 4.02. Authority and Enforceability. The execution, delivery and performance of each Loan Document to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, regardless of whether considered in a proceeding in equity or at law.

Section 4.03. Government Approvals; No Conflicts. The execution, delivery and performance of each Loan Document to be entered into by such Loan Party (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) consents, approvals, exemptions, authorizations, registrations, filings, permits or actions the failure of which to be obtained or performed, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Legal Requirement in any material respect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Loan Party or such Loan Party’s assets, or give rise to a right thereunder to require any payment to be made by such Loan Party, except violations or defaults, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of such Loan Party, other than Liens created under the Loan Documents.Financial Statements; Projections.

(a)       Each of (i) the audited consolidated balance sheet of PBE as at December 31, 2013 and the related consolidated statements of income, retained earnings and cash flows of PBE for the fiscal year then ended, certified by Ernst & Young and (ii) subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the unaudited consolidated balance sheets of PBE as at the end of the Fiscal Quarter ended March 31, 2014 and the related consolidated statements of income, retained earnings and cash flows of PBE for such Fiscal Quarter, copies of each of which have been furnished to the Administrative Agent, fairly present in all material respects the consolidated financial position, results of operations and cash flow of PBE as at the dates indicated and for the periods indicated in accordance with GAAP.

(b)                On the Closing Date, (i) none of the Loan Parties has any material liability or other obligation (including Indebtedness, Guaranties, contingent liabilities and liabilities for Taxes, longterm leases and unusual forward or long-term commitments) that is not reflected in the financial statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement and (ii) since the date of the unaudited financial statements referenced in clause (a)(ii) above, there has been no sale of any material property of any Loan Party and no purchase or other acquisition of any material property, other than in connection with the Transactions.

(c)                The Projections have been prepared by the Borrower in light of the past operations of the business of PBE and its Subsidiaries and reflect projections for the 4-year period beginning on January 1, 2014 on a quarter-by-quarter basis for the first year and on a year-by-year basis thereafter. As of the Closing Date, the Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and reflect the good faith estimates by the Borrower of the future consolidated financial performance of the Borrower and its Subsidiaries and the other information projected therein for the periods set forth therein.

(d)                (i) The unaudited consolidated balance sheet of the Borrower delivered to the Administrative Agent prior to the date hereof, has been prepared as of April 30, 2014 and reflects as of such date, on a pro forma basis after giving effect to the funding of the Loans and the application of the proceeds thereof, the consolidated financial condition of the Borrower, and the assumptions expressed therein are reasonable based on the information available to the Borrower at such date and on the Closing Date and (ii) the unaudited consolidated statement of income of the Borrower delivered to the Administrative Agent prior to the date hereof has been prepared in respect of the most recently ended twelve month period for which internal financial statements are available and reflects as of such period, on a pro forma basis, the consolidated results of operations of the Borrower at the end of such period and on the Closing Date, and the assumptions expressed therein are reasonable based on the information available to the Borrower at such date and on the Closing Date.

Section 4.05. Solvency. Both before and after giving effect to the Loans, the disbursement of the proceeds of such Loans, the use of the proceeds of all Loans and the payment of all transaction costs in connection with the foregoing, each of the Borrower and its Subsidiaries, and PBE and its Subsidiaries, each on a consolidated basis, are Solvent.

Section 4.06. Litigation. Except as set forth on Schedule 4.06, there are no actions, suits, criminal prosecutions, claims or disputes at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against any Group Member or any business, property or rights of any Group Member (i) that purport to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby and thereby or (ii) that have resulted, or as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.07. Material Agreements; No Default. The Borrower has made available for the Administrative Agent’s review true, correct and complete copies of all Material Agreements. Each Material Agreement is in full force and effect. No Loan Party is in material default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Material Agreement, and, to the knowledge of the Borrower, no other party to any such Material Agreement is in default under such Material Agreement which default could reasonably be expected to have a Material Adverse Effect.

Section 4.08. Ownership of Property. Each Loan Party has good title to each of the properties and assets included in the Collateral, and all such properties and assets are free and clear of Liens except Permitted Liens and minor irregularities, deficiencies and defects in title that, individually or in the aggregate, do not, and could not reasonably be expected to result in a Material Adverse Effect.

Section 4.09. Environmental Laws. No Group Member has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which could reasonably be expected to have a Material Adverse Effect, and no claims have been made against any Group Member and no presently outstanding citations or notices have been issued against any Group Member, which could reasonably be expected to have a Material Adverse Effect, which, in each case, have been or are imposed by reason of or based upon any provision of any Environmental Law.

Section 4.10. Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate.

Section 4.11. Taxes, Etc. All federal and all material state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any liability may be added thereto for non-payment thereof except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP. No Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of applicable Legal Requirements and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

Section 4.12. ERISA. Neither the Borrower nor any ERISA Affiliate is now, or has been in the past five years obligated to contribute to any Defined Benefit Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including without limitation ERISA and Code, other than the noncompliance with which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in material liability to any Loan Party: (i) each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code as currently in effect, and no event has taken place which could reasonably be expected to cause the loss of such qualified and exempt status; (ii) each

Benefit Plan has satisfied the minimum funding standard under Section 412(a) of the Code and has timely paid all required minimum contributions under Section 430(j) of the Code; (iii) no Benefit Plan has applied for or received a waiver of the minimum funding standard pursuant to Section 412(c) of the Code or Section 302(c) of ERISA; and (iv) there are no existing, pending or, to the knowledge of the Borrower, threatened claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Plan to which the Borrower or any of its Subsidiaries has incurred or otherwise has or could have a material obligation or any material liability.

Section 4.13. Investment Company Act. No Loan Party is an “investment company,” or “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” within the meaning of the Investment Company Act of 1940, and neither the making of the Loans, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will require the Borrower or any other Loan Party to register as an “investment company” under the Investment Company Act of 1940.

Section 4.14. Federal Reserve Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X of the Board.

Section 4.15. Labor Matters. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Loan Party, threatened) against or involving any Group Member, except, for those that would not, in the aggregate, have a Material Adverse Effect. There is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party or petition for certification or election of any such representative is existing or pending with respect to any employee of any Loan Party and no such representative has sought certification or recognition with respect to any employee of any Loan Party.

Section 4.16. Intellectual Property. Each Loan Party owns or licenses all Intellectual Property that is necessary for the operations of its businesses. To the knowledge of each Loan Party, (a) the conduct and operations of the businesses of each Loan Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect. In addition, (x) there are no pending (or, to the knowledge of any Loan Party, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to any of its Intellectual Property, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar Contractual Obligation has been entered into by any Group Member, with respect to any of its Intellectual Property and (z) no Group Member knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and as would not, in the aggregate, have a Material Adverse Effect.

Section 4.17. Disclosure. No reports, financial statements, certificates or other information furnished by or on behalf of any Group Member in connection with any Loan Document or the consummation of any Transactions (in each case, as modified or supplemented by other information so furnished), taken as a whole, contains any untrue statement of any material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading; provided, however, that projections contained therein are not to be viewed as factual and that actual results during the periods covered thereby may differ from the results set forth in such projections by a material amount. All projections that are part of such information (including those set forth in any projections delivered subsequent to the Closing Date) are based upon good faith estimates and stated assumptions believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith of the information projected for the periods set forth therein (it being understood and agreed that financial projections are not a guarantee of financial performance and actual results may differ from financial projections and such differences may be material). The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that have resulted, or could reasonably be expected to result, in a Material Adverse Effect.

Section 4.18. Compliance with Laws. No Group Member is in violation of any Legal Requirements, except for such violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.19. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Loan Parties and their directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Loan Parties and their Responsible Officers and, to the knowledge of the Borrower, their respective directors, officers, and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Loan Parties or, to the knowledge of the Borrower, any of their respective directors, officers or employees is a Sanctioned Person. No Borrowing, use of proceeds or other Transactions will violate Anti-Corruption Laws or applicable Sanctions.

Section 4.20. Collateral Documents. The provisions of the Loan Documents purporting to grant a Lien to secure any Obligation are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on all right, title and interest of the respective Loan Parties in the Collateral described therein and, (i) when financing statements and other filings in appropriate form with respect to the Loan Parties are filed in the appropriate offices as set forth with respect to such filings identified in the appropriate schedule to the Guaranty and Security Agreement and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Loan Documents), the Liens created by the Loan Documents shall constitute fully perfected first-priority (other than Permitted Liens having priority by operation of law) Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction or by possession or control or by filing a financing statement), in each case subject to no Liens other than Permitted Liens.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following until the Termination Date:

Section 5.01. Financial Statements and Reports.

(a)                Annual Reports. As soon as available, but not later than one-hundred and twenty (120) days after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2014, the audited consolidated balance sheet of PBE and its Subsidiaries, as at the end of, and the related consolidated statements of income, members’ equity and cash flows for, such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, including a consolidating schedule with financial information (including a consolidated balance sheet, statements of income, members’ equity and cash flows) solely relating to the Borrower and its Subsidiaries, accompanied by a report and opinion of Ernst & Young (or other independent certified public accountants of nationally recognized standing), which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report shall contain no qualified or adverse opinion or disclaimer of opinion together with a certificate signed by an Responsible Officer of the Borrower, to the effect that such financial statements fairly present in all material respects the consolidated financial position of PBE and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated in conformity with GAAP.

(b)                Quarterly Reports. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within sixty (60) days after the end of the fourth Fiscal Quarter of each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2014, the consolidated unaudited balance sheet of (i) PBE and its Subsidiaries and (ii) the Borrower and its Subsidiaries, in each case, as of the close of such Fiscal Quarter and related consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and, with respect to the Borrower and its Subsidiaries only, the figures contained in the latest projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the consolidated financial position, results of operations and cash flow of PBE and its Subsidiaries and the Borrower and its Subsidiaries, as applicable, as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(c)                Compliance Certificate. Concurrently with delivery of the financial statements required under clause (a) or (b) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower that, among other things, (i) shows in reasonable detail the calculations used in determining the Borrowing Base Ratio and the Leverage Ratio as of the last day of the most recently ended Quarterly Settlement Period (including compliance on a consolidated basis without giving effect to the Unrestricted Subsidiaries), (ii) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto, (iii) with respect to each Compliance Certificate delivered in connection with the delivery of quarterly financial reporting pursuant to Section 5.01(b), certifies that all filings required under Section 5.5(e) or (f) of the Guaranty and Security Agreement have been made and listing each such filing that has been made since the date of the last Compliance Certificate delivered in connection with the delivery of quarterly financial reporting pursuant to Section 5.01(b), (iv) certifies that Parent and the Loan Parties have delivered all documents they are required to deliver pursuant to any Loan Document (including updates to the schedules to the Master License and Master Assignment Agreement, as to which the Borrower shall deliver copies thereof to the Administrative Agent) on or prior to the date of delivery of such Compliance Certificate, or have attached such documents to such Compliance Certificate and (v) identifies all Subsidiaries of the Borrower existing on the date of such certificate and specifying whether each Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary.

(d)                Revenue Reporting; Material Agreements. Concurrently with the delivery of the financial statements required under clause (b) above, (i) a report evidencing the breakdown of revenues of the Borrower and its Restricted Subsidiaries generated for the Fiscal Quarter then ended on a Licensee-by-Licensee basis, and (ii) a list of each Material Agreement (other than the Master License, the Master Assignment Agreement and the Servicing Agreement).

(e)                Additional Projections. As soon as available and in any event not later than sixty (60) days after the beginning of each Fiscal Year, a projected consolidated statement of income for the Borrower (without giving effect to any Unrestricted Subsidiaries) for such Fiscal Year and a statement of all material assumptions on which such projections are based.

(f)                 Audit Reports, Management Letters, Etc. Together with each delivery of any financial statement for any Fiscal Year pursuant to clause (a) above, copies of each management letter, audit report or similar letter or report received by PBE, Parent or any Loan Party from any independent registered certified public accountant in connection with such financial statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such financial statements.

(g)                Settlement Report. Not later than five (5) Business Days prior to each Settlement Date, a Settlement Report for the immediately preceding Settlement Period.

(h)                Servicer Reports. As soon as practicable after receipt thereof, copies of all written reports prepared for the Borrower by the Servicer pursuant to the Servicing Agreement.

(i)                 Licenses. Concurrently with the delivery of the financial statements required under clause (b) above, a fully-executed and complete copy of (i) any Material Agreement and (ii) any material amendment or other material modification to or termination of a then-existing Material Agreement, in each case, entered into since the preceding delivery of financial statements required under clause (b) above (or, in the case of the first such delivery, entered into since the Closing Date).

(j)                 Other Information. Such other information with respect to the business, condition (financial or otherwise), operations, performance or properties of the Loan Parties in the possession or control of the Borrower promptly after the Administrative Agent’s reasonable request in writing therefor.

Section 5.02. Notices.

(a)       Default Notice. As soon as possible and in any event within three (3) Business Days after an Responsible Officer of the Borrower obtains actual knowledge thereof, a notice setting forth the details of (i) any Default or Event of Default and the action that the Borrower has taken and proposes to take with respect thereto and (ii) any action or event which could reasonably be expected to have a Material Adverse Effect.

(b)                Litigation. Promptly and in any event within five (5) Business Days upon an Responsible Officer of the Borrower obtaining knowledge thereof, notice of the commencement of, or any material development in, all actions, suits, litigation and proceedings whether at law or in equity or otherwise by or before any Governmental Authority, involving amounts in excess of $5,000,000 (other than any such actions, suits, litigation and proceedings that a Responsible Officer of the Borrower has determined could not reasonably be expected to result in any material liability to any Loan Party) or which could reasonably be expected to have a Material Adverse Effect on any Loan Party, any Loan Document or of the type described in Section 4.06.

(c)                Other Notices. Promptly upon receipt thereof, copies of notices of default or event of default and other material notices received by the Borrower under or pursuant to any Material Agreement or any Loan Document (other than those issued or sent by the Administrative Agent or the Lender) and, from time to time upon request by the Administrative Agent, such information and reports required under the Material Agreements and the Loan Documents as the Administrative Agent may reasonably request.

Section 5.03. Existence; Conduct of Business. Each Loan Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and shall preserve and maintain in full force and effect all rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business; provided that nothing in this Section 5.03 shall prevent (i) any disposition of property, merger, consolidation, liquidation or dissolution by or involving any Loan Party that is permitted by the terms of this Agreement; (ii) the withdrawal by any Loan Party of its qualification as a foreign corporation (or limited liability company, partnership, or other entity) in any jurisdiction where such withdrawal could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Loan Party of any Intellectual Property that such Loan Party reasonably determines is not useful to its businesses or no longer commercially desirable and not otherwise prohibited by the Loan Documents.

Section 5.04. Compliance with Laws. Each Group Member shall comply with all Legal Requirements, except where the failure to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

Section 5.05. Use of Proceeds. The proceeds of the Loans shall be used to fund a distribution to Parent and to pay fees and expenses associated with and incurred with respect to the funding of the Loans. No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X of the Board. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.06. Payment of Obligations. Each Loan Party shall pay or discharge before they become delinquent (a) all material Taxes imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Legal Requirements, become a Lien upon any material property of any Loan Party, except, in each case, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Loan Party in accordance with GAAP.

Section 5.07. Keeping of Books. The Loan Parties shall keep proper books of record and account, in which full, true and correct entries shall be made in accordance with GAAP and all other applicable Legal Requirements of all financial transactions and the assets and business of each Loan Party.

Section 5.08. Audit Rights. Each Loan Party shall permit the Administrative Agent, the Lenders and any Related Person of any of them, as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance written notice (which notice may be delivered by electronic mail) (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Loan Party and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Loan Party, (b) discuss the affairs, finances and accounts of each Loan Party with any officer or director of any Loan Party and (c) communicate directly with any registered certified public accountants of any Loan Party; provided that (i) any such visit or inspection shall be coordinated through the Administrative Agent, (ii) unless an Event of Default shall have occurred and be continuing, only one (1) such visit or inspection during any twelve month period shall be permitted, and such visit and inspection shall be at the cost of the Loan Parties and (iii) nothing in this Section 5.08 shall require any Loan Party to take any action that would violate a confidentiality agreement or waive any attorney client or similar privilege. Each Loan Party shall authorize their respective registered certified public accountants to communicate directly with the Administrative Agent, the Lenders and their Related Persons and to disclose to the Administrative Agent, the Lenders and their Related Persons all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Loan Party.

Section 5.09. Performance of Obligations; Enforcement of Rights. Each Loan Party shall (i) duly observe and perform all material terms and conditions of the Material Agreements, (ii) take all such action to enforce its rights and remedies under each Material Agreement as necessary or appropriate in its reasonable business judgment consistent with past practice and, following the occurrence and during the continuance of an Event of Default, as may from time to time be reasonably requested by the Administrative Agent and (iii) make to each other party to each such Material Agreement such demands and requests for information and reports or for action as such Loan Party is entitled to make thereunder as necessary or appropriate in its reasonable business judgment consistent with past practice and, following the occurrence and during the continuance of an Event of Default, as may from time to time be reasonably requested by the Administrative Agent. Additionally, at any time after the Closing Date as may be agreed by the Borrower and the Administrative Agent, the Borrower and each other applicable Loan Party shall seek a written acknowledgment from all or a subset of the Licensees that, with respect to each such Licensee, such Licensee has received a Direction to Pay from the Borrower, that the payment instructions set forth therein may not be changed without the consent of the Administrative Agent and as to such other matters as may be agreed by the Borrower and the Administrative Agent.

Section 5.10. Maintenance of Insurance. The Loan Parties shall maintain (or cause to be maintained) with financially sound and reputable carriers insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.

Section 5.11. ERISA. The Loan Parties and all ERISA Affiliates shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code and all applicable laws, the regulations and interpretation thereunder and the respective requirements of the governing documents for such Plans. As soon as reasonably possible, and in any event, within ten (10) Business Days after a Loan Party or any ERISA Affiliate knows of the occurrence of any of the following events which would reasonably be expected to result in liability to any Loan Party that could reasonably be expected to result in a Material Adverse Effect, the Borrower will deliver to the Lenders, at Borrower’s expense, written notice of (i) the failure to timely pay a minimum required contribution or installment to a Benefit Plan provided under Section 430 of the Code, (ii) the filing by a Benefit Plan of an application for the waiver of the minimum funding standard under Section 412(c) of the Code or Section 302(c) of ERISA, (iii) the failure to pay a required contribution or installment or a Multiemployer Plan on or before the applicable due date and (iv) the occurrence of a Termination Event and any action that any Loan Party or ERISA Affiliate proposed to take with respect thereto, together with a copy of any notices received from or filed with the PBGC, IRS or Multiemployer Plan pertaining thereto. The Borrower will deliver to the Lenders a copy of each funding waiver request filed with the Internal Revenue Service or any other governmental agency with respect to any Benefit Plan and all communications received by the Loan Parties or ERISA Affiliates from the Internal Revenue Service or other government agency with respect to such funding waiver request.

Section 5.12. Additional Collateral and Guaranties. To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date), each Loan Party shall, promptly and, in any event with respect to any Person that becomes a Subsidiary of any Loan Party (other than an Unrestricted Subsidiary) and to the extent not otherwise set forth below, within thirty (30) days (or such later date as may be agreed by the Administrative Agent (such agreement not to be unreasonably withheld, delayed or conditioned)) of such Person becoming a Subsidiary of the applicable Loan Party (or within thirty (30) days of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary), do each of the following, unless otherwise agreed by the Administrative Agent:

(a)       deliver to the Administrative Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Administrative Agent, such other documents), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable in order to ensure the following:

(i)                 each Subsidiary of any Loan Party that is not an Excluded Subsidiary or Unrestricted Subsidiary shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower;

(ii)               each Loan Party (including any Person required to become a Guarantor pursuant to clause (i) above) shall effectively grant to the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property that constitutes Collateral; provided, however, that, unless the Borrower and the Administrative Agent otherwise agree, in no event shall a security interest be required to be granted on any property of any Excluded Subsidiary, an Unrestricted Subsidiary or any Excluded Assets as security for any Obligation; and

(iii)             Notwithstanding anything to the contrary contained in this Agreement, from and after the Second Amendment Effective Date, no new filings, registrations, or other comparable documentation shall be required in any jurisdiction outside of the United States in which an IP Security Agreement has not been filed or registered prior to the Second Amendment Effective Date, other than the People’s Republic of China.

(b)                deliver to the Administrative Agent appropriate resolutions, secretary certificates, certified organizational documents and, if requested by the Administrative Agent, customary and favorable legal opinions relating to the matters described in this Section 5.12, which opinions shall be in form and substance reasonably acceptable to the Administrative Agent and, to the extent applicable, substantially similar to the opinions delivered on the Closing Date, in each instance with respect to each Loan Party formed or acquired after the Closing Date; and

(c)                other than any filings, registrations, or other comparable documentation in any jurisdiction outside of the United States in which an IP Security Agreement has not been filed or registered prior to the Second Amendment Effective Date, excepting only the People’s Republic of China in which Borrower will complete the filings of the various License Agreements heretofore executed, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, security agreements with respect to Intellectual Property and such other actions or deliveries of the type required by Section 3.01, as applicable), which may be required by Legal Requirements or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents.

Section 5.13. Designation of Subsidiaries. At any time and from time to time, effective upon written notice to the Administrative Agent, the Borrower may designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary or designate an Unrestricted Subsidiary as a Restricted Subsidiary; provided that no Subsidiary shall be designated as an Unrestricted Subsidiary unless (i)   if such Subsidiary then owns (or will own, substantially concurrently with such designation) Licenses and/or Licensed Trademarks, the Borrower makes a prepayment concurrently with such designation in the amount described in clause (iv) and/or (v) of Section 2.06(b) as if the designation of such Subsidiary as an Unrestricted Subsidiary were a sale or contribution of such Licenses and/or Licensed Trademarks and ( )      immediately after giving effect to the designation of such Subsidiary as an Unrestricted Subsidiary, no Default or Event of Default shall have occurred and be continuing; provided, further, that no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it were previously designated as an Unrestricted Subsidiary.

Section 5.14. Assistance with Syndication. The Loan Parties shall actively assist, and shall cause PBE to actively assist, Fortress in syndicating a portion of the Loans, which assistance shall include (i) direct contact between senior management and the prospective Lenders, (ii) the hosting, with Fortress, of one or more meetings of prospective Lenders and (iii) assistance in the preparation of materials to be used in connection with the syndication.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders and the Administrative Agent to each of the following until the Termination Date:

Section 6.01. Liens, etc. No Loan Party shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, whether now owned or hereafter acquired, or sign or file, under the UCC of any jurisdiction, a financing statement or trademark security agreement that names any Loan Party as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement or trademark security agreement, or assign any accounts or other right to receive income or profits, except for the following:

(i)               Liens created pursuant to any Loan Document;

(ii)              Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights with respect to deposit accounts;

(iii)             Liens for taxes and other governmental charges and assessments (and other Liens imposed by law) not yet delinquent or being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors;

(iv)            Liens securing judgments, attachments or awards for the payment of money not constituting an Event of Default;

(v)             (x) Liens in favor of Licensees and Sublicensees to secure their right to enjoy their licensed rights pursuant to the Licenses or sublicensed rights pursuant to the applicable sublicense, in each case entered into in the ordinary course of business; provided, that such Liens attach solely to exploitation rights subject thereto and the proceeds thereof and (y) other contractual rights of the Licensees pursuant to Licensees or Sublicensees pursuant to the applicable sublicense that do not constitute a grant of a security interest, lien or charge (e.g., rights of first negotiation / first refusal, rights to extend the term of a license or sublicense agreement with and customary holdback rights on the exercise of certain exploitation rights);

(vi)             Liens in favor of City National Bank with respect to the existing letter-of- credit facility, dated as of August 21, 2014 (as amended, supplemented or otherwise modified), among, inter alia, City National Bank and Parent, including, without limitation, pursuant to (i) that certain Guaranty Agreement, by Artwork Holdings LLC in favor of City National Bank, and (ii) that certain Security Agreement by Artwork Holdings LLC in favor of City National Bank, each dated as of August 12, 2015; and

(vii)           additional Liens on property of the Loan Parties other than any Transferred Assets or Licenses and not securing Indebtedness, so long as the aggregate value of the property subject to such Liens does not exceed $500,000 at any time.

Section 6.02. Indebtedness. No Loan Party shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

(i)               the Obligations;

(ii)              intercompany loans owing to any Loan Party constituting Permitted Investments;

(iii)            Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.02 (other than this Section 6.02(iii));

(iv)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is promptly extinguished;

(v)            Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(vi)           obligations under Hedge Agreements permitted under Section 6.08;

(vii)         other unsecured Indebtedness in an aggregate principal amount for all Loan Parties not to exceed $500,000 at any time outstanding so long as immediately prior and after giving effect to the incurrence thereof on a pro forma basis, no Default has occurred and is continuing.

Section 6.03. Fundamental Changes. No Loan Party shall merge, consolidate, amalgamate with any Person, or dissolve or liquidate, in each case except for the following: (i) the merger, consolidation, amalgamation, dissolution or liquidation of any Subsidiary of the Borrower into any Loan Party and (ii) the merger, consolidation, amalgamation, dissolutions or liquidation of any Loan Party (other the Borrower) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (x) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person and (y) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving Person and all actions required to maintain the perfection of the Lien of the Administrative Agent on the Equity Interests or property of such Loan Party shall have been made.

Section 6.04. Investments. No Loan Party shall make or maintain, directly or indirectly, any Investment except for the following:

(i)             Investments in cash and Cash Equivalents;

(ii)            Investments in Transferred Assets;

(iii)           Investments in Licenses;

(iv)           (x) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (y) extensions of trade credit (other than to Affiliates of the Borrower) arising or acquired in the ordinary course of business and (z) Investments received in settlements in the ordinary course of business of such extensions of trade credit;

(v)           Investments by any Loan Party in any other Loan Party;

(vi)          Permitted IP Dispositions;

(vii)         Permitted Capital Contributions;

(viii)        Investments in Unrestricted Subsidiaries;

(ix)           Investments in Joint Ventures.

Section 6.05. Asset Sale. No Loan Party shall sell, convey, transfer, assign, license, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets or issue Equity Interests, except for the following:

(i)       sales of Cash Equivalents, inventory or obsolete, worn-out or surplus property no longer useful in the business in the ordinary course of business;

(ii)               licenses of Intellectual Property in the ordinary course of business pursuant to the Licenses;

(iii)             sales without recourse of accounts receivable solely for the purpose of collection thereof in the ordinary course of business;

(iv)              any sale of any property by any Loan Party to any other Loan Party to the extent any resulting Investment constitutes a

Permitted Investment;

(v)                Permitted IP Dispositions;

(vi)              Permitted Equity Issuances; and

(vii)            any sale of any Investment in any Joint Venture.

Section 6.06. Restricted Payments. No Loan Party shall declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (c) the Borrower may make distributions as specified (and to the extent funds are available therefor) in Section 8.03.

Section 6.07. Restrictive Agreements. No Loan Party shall, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Loan Party to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (iii) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 6.08. Hedge Agreements. No Loan Party shall enter into any Hedge Agreement, except that the Borrower may enter into and maintain any Hedge Agreement on terms and with counterparties reasonably satisfactory to the Administrative Agent to provide protection against fluctuation of interest rates for a notional amount of up to the aggregate outstanding principal balance of the Loans as of the date of entry into such Hedge Agreement.

Section 6.09. Capital Expenditures. No Loan Party shall make, or incur any obligation to make, any Capital Expenditures.

Section 6.10. Nature of Activities. No Loan Party shall engage in any business activities other than relating to the exploitation and licensing of the Trademarks and activities substantially related or incidental thereto.

Section 6.11. Transactions with Affiliates. No Loan Party shall enter into or be party to any transaction with any Affiliate of the Borrower that is not a Loan Party except for (i) transactions contemplated by and in accordance with the Loan Documents (including Permitted IP Dispositions) and  (ii)   transactions in the ordinary course of business on a basis no less favorable to such Loan Party as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower.

Section 6.12. Accounting Changes; Fiscal Year. No Loan Party shall change its (a) accounting treatment or reporting practices in any material respect, except as required by GAAP or any Legal Requirements, or (b) its fiscal year or its method for determining fiscal quarters.

Section 6.13. Bank Accounts. No Loan Party shall open or maintain any bank account other than the Collection Accounts, or the Fortress Excess Cash Account, the Debt Service Reserve Account, any other bank account for which an Account Control Agreement has been executed and delivered to the Administrative Agent or with respect to which a Bank Instruction Letter has been delivered., provided that the Borrower shall have forty five (45) days from the Fourth Amendment Effective Date to effect an Account Control Agreement over the Debt Service Account and forty five (45) days from the date that the Fortress Excess Cash Account is opened to effect an Account Control Agreement over the Fortress Excess Cash Account.

Section 6.14. ERISA. No Loan Party shall (i) sponsor, maintain or contribute to any Defined Benefit Plan; (ii) fail to satisfy the minimum funding standard under Section 412(a) of the Code; (iii) fail to timely pay all required minimum contributions and all required installments under Section 430(j) of the Code; (iv) apply for a waiver of the minimum funding standard under Section 412(c) of the Code, (v) fail to pay a required contribution or installment to a Multiemployer Plan on or before the applicable due date; or (vi) cause a Termination Event, except, with respect to items (ii), (iii), (iv), (v) and (vi) above, that would not reasonably be expected to result in material liability to any Loan Party.

Section 6.15. Hazardous Materials. No Loan Party shall cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of any Hazardous Materials onto any such property or asset in violation of any Environmental Law, in each case, except where the same could not reasonably be expected to result in a Material Adverse Effect.

Section 6.16. Modification or Termination of Material Agreements. (a) No Loan Party shall make or permit to be made any modification to or termination of the Master License, the Master Assignment Agreement, or the Servicing Agreement, in each case, in a manner that is adverse in any material respect to the Secured Parties or their respective rights under the Loan Documents, without the prior written consent of the Administrative Agent. No Loan Party shall make or permit to be made any modification to or termination of any other Material Agreement in any manner that (x) would materially increase the conditions to, delay the timing of or decrease the amount of any payments to be made to any Loan Party thereunder or (y) is otherwise materially adverse to the Secured Parties or their respective rights under the Loan Documents, in each case, without the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), unless, after giving effect to any such modification to or termination thereof on a pro forma basis, the Borrowing Base Ratio is not greater than 80% as of the last day of the most recently-ended Quarterly Settlement Period, if such modification or termination occurs after December 31, 2015.

(b)         No Loan Party shall, upon the occurrence and during the continuance of an Event of Default, exercise any material remedies available to the Loan Parties under the Loan Documents without the prior written consent of the Administrative Agent.

Section 6.17. Maximum Leverage Ratio. The Borrower shall not have, on the last day of each Quarterly Settlement Period set forth below, a Leverage Ratio greater than the maximum ratio set forth opposite such Quarterly Settlement Period:

QUARTERLY SETTLEMENT PERIOD	MAXIMUM LEVERAGE RATIO
ENDING
September 30, 2014	5.70 to 1.00
December 31, 2014	5.20 to 1.00
March 31, 2015	4.50 to 1.00
June 30, 2015	4.40 to 1.00
September 30, 2015	4.30 to 1.00
December 31, 2015	4.30 to 1.00
March 31, 2016	4.00 to 1.00
June 30, 2016	3.70 to 1.00
September 30, 2016	4.50 to 1.00
December 31, 2016	4.50 to 1.00
March 31, 2017	4.50 to 1.00
June 30, 2017	4.50 to 1.00
September 30, 2017	4.50 to 1.00
December 31, 2017	4.50 to 1.00
March 31, 2018	4.50 to 1.00
June 30, 2018	4.50 to 1.00
September 30, 2018, and thereafter until	4.50 to 1.00
the Maturity Date

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a)              the Borrower shall fail to pay (i) any principal on the Loans on the Maturity Date or (ii) any interest on the Loan or any fees or other amounts payable by it under this Agreement or under any other Loan Document when the same becomes due and payable if such failure shall remain unremedied for three (3) Business Days; or

(b)             any representation, warranty or certification made or deemed made by or on behalf of Parent or any Loan Party in any Loan Document or by or on behalf of Parent or any Loan Party (or any Responsible Officer thereof) in connection with any Loan Document (including in any document delivered in connection with any Loan Document) shall prove to have been incorrect in any material respect (or in any respect if such representation or warranty is qualified by “material” or “Material Adverse Effect”) when made or deemed made; or

(c)              Parent or any Loan Party shall fail to comply with (i) Section 5.01(a), (b), (c) or (e) (Financial Statements and Reports), Section 5.02(a) (Notices), Section 5.03 (Existence; Conduct of Business), Section 5.05 (Use of Proceeds) or Article 6 (Negative Covenants), (ii) any provision of Section 5.01 (Financial Statements and Reports) not set forth in clause (i) above, and such failure shall remain unremedied for five (5) days after the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders or (iii) any other provision of any Loan Document to the extent not otherwise specifically addressed herein if, in the case of this clause (iii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

(d)            (i) Parent or any Loan Party shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or (ii) any proceeding shall be instituted by or against Parent or any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Legal Requirement relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property (and if such case, proceeding or other action is instituted against such Loan Party, such case, proceeding or other action results in the entry of any order of relief against it or shall remain undismissed for a period of sixty (60) days), or (iii) Parent or Loan Party shall take any action to authorize any of the actions set forth in clause (i) or (ii) of this subsection (d); or

(e)            any judgment or order (which, in the case of a judgment or order for the payment of money shall equal or exceed $5,000,000, excluding amounts adequately covered by insurance payable to any Loan Party to the extent the relevant insurer has been notified and has not denied coverage thereof) shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and such proceedings shall not have been stayed within forty-give (45) days or (ii) there shall be any period of forty-five (45) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(f)             default shall be made with respect to any payment of any Indebtedness of the any Loan Party in excess of $2,500,000 in the aggregate when due, or in the performance of any other obligation incurred in connection with any such Indebtedness if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the grace periods provided for; or

(g)           any material provision of any Loan Document shall for any reason cease, in any material respect, to be valid and binding on or enforceable against Parent or any Loan Party or Parent or any Loan Party denies that it has any or further liability or obligation under such Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(h)            the Administrative Agent shall at any time not have a valid and perfected first priority security interest (subject to Permitted Liens) in any of the Collateral with an aggregate value (as determined by the Administrative Agent in its sole discretion), of greater than $1,000,000 as to which the Loan Documents require a perfected first priority security interest, other than due to (i) any action or inaction on the part of the Administrative Agent or the Lenders or (ii) missing or insufficient filings registrations, or other comparable documentation in any jurisdiction outside of the United States; or

(i)             a Change in Control shall have occurred; or

(j)             any Parent Default or any Servicer Default shall have occurred.

then, and in any such event, the Administrative Agent may, or shall if directed by the Required Lenders, declare the Loans, all interest accrued thereon, and all other Obligations of the Borrower under the Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such other Obligations of the Borrower under the Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an event described in clause (d) above, the Loans, all such interest and all other such other Obligations of the Borrower under the Loan Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. The Administrative Agent and the Lenders shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable Laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article IX hereof, any Lender may elect to assign all of its interest in the Loan to any Eligible Assignee following the occurrence of any Event of Default.

ARTICLE VIII

ADMINISTRATION, SETTLEMENT AND COLLECTION

Section 8.01. Establishing and Maintaining the Collection Accounts.

(a)              Collection Accounts. On or prior to the date hereofClosing Date, the Borrower shall establish established one or more deposit accounts into which Collections shall be remitted (each, a “Collection Account” and, collectively, the “Collection Accounts”) maintained with City National Bank which is, and shall beremain, subject to the Collection Account Control Agreement providing for the exercise by the Administrative Agent of exclusive dominion and control over, including the sole right of withdrawal from, each Collection Account from and including the Closing Date, and will direct, by a Direction to Pay (or by other substantially similar instructions satisfactory to the Administrative), all account debtors of the Borrower, including, without limitation, Licensees (or their agents), to make payments under or in connection with the applicable Licenses and all other applicable agreements and other documentation directly to a Collection Account.

(b)             The Borrower will execute such documentation as may be required by the Administrative Agent in order to effectuate the provisions of this Section 8.01.

(c)              In the event the Borrower receives payment from any Person or proceeds of Collateral, proceeds under a letter of credit or otherwise, which payment should have been remitted directly to a Collection Account, the Borrower shall hold such payment or proceeds in trust for the Administrative Agent (for the benefit of the Secured Parties) and shall promptly remit such payment or proceeds to a Collection Account, to be applied in accordance with the terms of this Agreement.

Section 8.02. Payments into Collection Accounts; Payments by Administrative Agent from the Collection Account. All payments or distributions received by the Borrower into an account other than a Collection Account, including the Bank of America Account, shall be received in trust for the benefit of the Administrative Agent on behalf of itself and the Lenders in accordance with their respective interests therein, shall be segregated from other funds of the Borrower and shall be deposited into a Collection Account within three (3) Business Days of receipt thereof by the Borrower. The Administrative Agent shall apply amounts standing to the credit of the Collection Accounts at such times and in the order specified in Section 8.03 below, such payments to be made free and clear of any Lien hereunder; provided that Section 8.03 shall not apply with respect to Net Cash Proceeds that are applied pursuant to any of clauses (ii) through (vi) of Section 2.06(b). Interest earned on amounts deposited in any Collection Accounts shall be deposited and held in a Collection Accounts and applied towards payments or transfers made in accordance with Section 8.03.

Section 8.03. Payments and Transfers from the Collection Accounts.

(a)                Pre-Event of Default. So long as no Event of Default has occurred and is continuing, on each Monthly Settlement Date, with respect to all amounts on deposit in the Collection Accounts at the end of the prior Monthly Settlement Period, such amounts shall be applied pursuant to a Settlement Report provided by the Borrower to the Administrative Agent as follows:

(1)                first, to Parent, to pay the accrued and unpaid Servicing Fee (to the extent not previously paid pursuant to Section 8.03(c)); provided, that the amount paid pursuant to this clause (1), together with the aggregate amount paid pursuant to Section 8.03(c) in respect of such Monthly Settlement Period, shall not exceed $875,000291,666.66;

(2)                second, so long as the Net Revenue Amount is not less than the Required Revenue Amount for such Settlement Date, to Parent, as reimbursement of the expenses incurred by Parent with respect to the prior Monthly Settlement Period that were attributable to the Loan Parties (other than expenses incurred in performance of its obligations under the Servicing Agreement); provided that the amount paid pursuant to this clause (2) shall not exceed the Maximum Corporate Allocation Amount for such Monthly Settlement Period;

(3)                third, to the Administrative Agent, for its own account and the account of the Lenders, to pay all accrued and unpaid Additional Financing Costs;

(4)                fourth, to the Administrative Agent, for the account of the Lenders, to pay all accrued and unpaid interest on the Loans for such month;

(5)                fifth, to the Administrative Agent, for the account of the Lenders, to repay the outstanding principal amount of the Loans in an amount equal to the Amortization Payment Amount for such month;

(6)                INTENTIONALLY OMITTED;sixth, for each Monthly Settlement Period that is also a Quarterly Settlement Period to the Debt Service Reserve Account, to cause the amount on deposit therein to be equal to the Debt Service Reserve Required Amount; provided that in the event of a shortfall of funds sufficient to replenish the Debt Service Reserve Account in an amount sufficient to cause the amount on deposit therein to be equal to the Debt Service Reserve Required Amount, the Borrower shall be required to provide, concurrently with delivery of the Settlement Statement for such Monthly Settlement Period, a deposit into the Collection Account of such additional funds as are necessary to cover such shortfall;

(7)                seventh, to the extent not paid pursuant to clause (1) above, to Parent, to pay the accrued and unpaid Servicing Fee;

(8)                eighth, to the Administrative Agent, for the account of the Lenders, to prepay the Loans as and in the amount required pursuant to Section 2.06(b)(i); and

(8)                 eighth, on the first two Monthly Settlement Dates of each Quarterly Settlement Period, if the Monthly Settlement Report indicates that the estimate of the remaining Quarterly Settlement Period collections, after application to clauses (1), (2) and (3) above (“Net Estimated Quarterly Collections”) will not be sufficient to pay (i) the Amortization Payment Amounts and (ii) the estimated interest on the Loans to become due and payable, in each case for the applicable Quarterly Settlement Period (collectively, the “Remaining Quarterly Payments”), an amount sufficient to cover the shortfall between (A) the Net Estimated Quarterly Collections and (B) the Remaining Quarterly Payments, shall be retained in the Collection Account and not applied per clauses (9) or (10) below;

(9)       ninth,

i.         on the first Monthly Settlement Date of each Quarterly Settlement Period, pari passu (a) 33.33% of the quotient of the Excess Cash Flow Percentage times the lesser of (x) the Quarterly Estimate of the estimated Excess Cash Flow for such Quarterly Settlement Period and (y) the actual Excess Cash Flow for the applicable Monthly Settlement Period, to the Administrative Agent for the account of the Lenders as repayment of outstanding Obligations under this Agreement and (b) 66.66% of the quotient of the Excess Cash Flow Percentage times the lesser of (x) the Quarterly Estimate of the estimated Excess Cash Flow for such Quarterly Settlement Period and (y) the actual Excess Cash Flow for the applicable Monthly Settlement Period, to the Fortress Excess Cash Account;

ii.        on the second Monthly Settlement Date of each Quarterly Settlement Period, pari passu (a) 33.33% of the quotient of the Excess Cash Flow Percentage times the lesser of (x) the Quarterly Estimate of the estimated Excess Cash Flow for such Quarterly Settlement Period and (y) the actual Excess Cash Flow for the applicable Monthly Settlement Period, to the Administrative Agent for the account of the Lenders as repayment of outstanding Obligations under this Agreement and (b) 33.33% of the quotient of the Excess Cash Flow Percentage times the lesser of (x) the Quarterly Estimate of the estimated Excess Cash Flow for such Quarterly Settlement Period and (y) the actual Excess Cash Flow for the applicable Monthly Settlement Period, to the Fortress Excess Cash Account; provided that¸ the amounts due pursuant to this Section 8.03(a)(9)(ii) (including amounts to be transferred to the Fortress Excess Account) shall first be reduced by any funds on deposit in the Fortress Excess Cash Account and any amounts paid to the Administrative Amount in the same Quarterly Settlement Period pursuant to Section 8.03(a)(9)(i); and

iii.      on the Quarterly Settlement Date of each Quarterly Settlement Period, to the Administrative Agent for the account of the Lenders as repayment of outstanding Obligations hereunder in an amount equal to the quotient of the Excess Cash Flow Percentage times the aggregate Excess Cash Flow for such Quarterly Settlement Period, provided that, the amount due pursuant to this Section 8.03(a)(9)(iii) (a) shall be reduced by any payments made to the Administrative Agent for the applicable Quarterly Settlement Period pursuant to sections 8.03(a)(9)(i) and (ii), and (b) shall first be made by any funds then on deposit in the Fortress Excess Cash Account, provided further that, (x) in the event that there are funds remaining in the Fortress Excess Cash Account after payments made pursuant to this Section 8.03(a)(9)(iii), such funds shall be transferred to the Collection Account and (y) in the event of a shortfall of funds due and payable to the Administrative Agent for the account of the Lenders pursuant to this Section 8.03(a)(9)(iii), the Borrower shall, concurrently with delivery of the Settlement Statement for such Quarterly Settlement Period, be required to deposit additional funds in the Collection Account to cover such shortfall;

(910) ninthtenth, as a distribution, in respect of the Borrower’s Equity Interests in accordance with the Borrower’s Organizational Documents, all remaining amounts then on deposit in the Collection Account, which are not required by clause eighth above to be retained in the Collection Account.

Appendix I attached hereto is an Excel file illustrating how the provisions of this Section 8.03(a) are intended to operate.

(b)       Post-Event of Default. After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and shall, upon the direction of the Required Lenders or after the Obligations of the Borrower have been accelerated, apply any or all amounts on deposit in the Collection Accounts and any and all amounts received or collected by the Administrative Agent from any of the Collateral (whether or not deposited in a Collection Account) after any or all of the Obligations of the Borrower have been accelerated (so long as such acceleration has not been rescinded), including the proceeds of Collateral, to the Obligations of the Borrower under the Loan Documents as follows:

(1)                first, to Parent, to pay the accrued and unpaid Servicing Fee; provided, that the amount paid pursuant to this clause (1) shall not exceed $875,000291,666.67 with respect to any Monthly Settlement Period;

(2)                second, to the Administrative Agent, for its own account and the account of the Lenders, to pay all accrued and unpaid Additional Financing Costs;

(3)                third, to the Administrative Agent, for the account of the Lenders, to pay all accrued and unpaid interest on the Loans;

(4)                fourth, to the Administrative Agent, for the account of the Lenders, to repay the outstanding principal amount of the Loans, until paid in full; and

(5)                fifth, as a distribution, in respect of the Borrower’s Equity Interests in accordance with the Borrower’s Organizational Documents, all remaining amounts.

Notwithstanding the foregoing, to the extent that there are any amounts on deposit in the Debt Service Reserve Account upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall be permitted to withdraw from the Debt Service Reserve Account in accordance with Section 8.04(b) to pay interest and principal on the Loans then due and payable, and such payment shall not be subject to the order set forth above.

(c)               Monthly Payment Date. On each Monthly Payment Date, the Servicing Fee for such calendar month shall be paid in advance to the Servicer from the amounts on deposit in the Collection Account; provided, that the amount paid on each Monthly Payment Date shall not exceed $291,666. Such payment shall be made so long as no Event of Default has occurred and is continuing; provided, that after the occurrence and during the continuance of an Event of Default, the Administrative Agent may direct such payment, and shall direct such payment upon the direction of the Required Lenders or after the Obligations of the Borrower have been accelerated. Pursuant to the terms of the Collection Account Control Agreement, the parties hereto hereby agree that the amount of each such payment shall equal $291,666 (or such lesser amount that is on deposit in the Collections Accounts), unless the Borrower notifies the Administrative Agent and City National Bank in writing that the Servicing Fee for such calendar month is a lesser amount.

(d)                Interest Payments. On the last day of each Interest Period, accrued and unpaid interest on the Loans in respect of such Interest Period shall be paid to the Administrative Agent, for the account of the Lenders, from amounts on deposit in the Collection Account.

(e)                Borrower Request for Payments from Collection Accounts. Pursuant to the terms of the Collection Account Control Agreement, the Borrower shall be permitted to request the withdrawal of Excluded Amounts from the Collection Accounts from time to time by written notice to the Administrative Agent and City National Bank. Such request shall include an itemized description of such Excluded Amounts, certified by a Responsible Officer of the Borrower, and a certification by a Responsible Officer of the Borrower that (i) such amounts constitute Excluded Amounts and (ii) no Event of Default has occurred or is continuing or would result from such withdrawal. Unless the Administrative Agent delivers a written notice of objection to the withdrawal of all or any portion of such Excluded Amounts to the Borrower and City National Bank in accordance with terms of the Collection Account Control Agreement, the Borrower shall be permitted to withdraw such Excluded Amounts.

Section 8.04. Intentionally OmittedEstablishing and Maintaining the Debt Service Reserve Account and Fortress Excess Cash Account.

(a)                Debt Service Reserve Account. On or prior to the Fourth Amendment Effective Date, the Borrower shall establish a deposit account at City National Bank into which, on the Fourth Amendment Effective Date, the Debt Service Reserve Required Amount shall be deposited (the “Debt Service Reserve Account”), and which, within forty-five (45) after the Fourth Amendment Effective Date, shall be subject to an Account Control Agreement providing for the exercise by the Administrative Agent of exclusive dominion and control over, including the sole right of withdrawal from, the Debt Service Reserve Account from and including the Fourth Amendment Effective Date.

(b)                Fortress Excess Cash Account. Prior to the Monthly Settlement Date for the Monthly Settlement Period ending April 30, 2018, the Borrower shall establish a deposit account at City National Bank (the “Fortress Excess Cash Account”), which, within forty-five (45) after the Fourth Amendment Effective Date, shall be subject to an Account Control Agreement providing for the exercise by the Administrative Agent of exclusive dominion and control over, including the sole right of withdrawal from, the Fortress Excess Cash Account from and including the Fourth Amendment Effective Date.

(c)                Withdrawals from Debt Service Reserve Account. If on any Monthly Settlement Date after the Fourth Amendment Effective Date (including after the occurrence and during the continuance of an Event of Default), the amounts on deposit in the Collection Accounts are insufficient to fully pay the amounts described in clauses (4), (5) and (8), or clauses (3) and (4) of Section 8.03(a) and (b), respectively, the Administrative Agent shall instruct City National Bank to transfer from the Debt Service Reserve Account an amount equal to the lesser of (i) the amount of such deficiency and (ii) the amount on deposit in the Debt Service Reserve Account in excess of the Expense Reserve Amount, and apply such amount to such unpaid items described in the clauses identified above. So long as no Event of Default has occurred and is continuing, if amounts on deposit in the Debt Service Reserve Account exceed of the Debt Service Reserve Required Amount as of any Quarterly Settlement Date, the Administrative Agent shall transfer such excess to a Collection Account to be applied in accordance with Section 8.03(a).

(d)                Withdrawals from Fortress Excess Cash Account. On each Monthly Settlement Date after the Fourth Amendment Effective Date, so long as no Event of Default has occurred and is continuing, the Administrative Agent shall transfer funds in the Fortress Excess Cash Account in accordance with Section 8.03(a).

Section 8.05. Investment of Funds.

(a)              The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time transferred or deposited into the Collection Accounts, the Fortress Excess Cash Account or the Debt Service Reserve Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided, that any such instructions given orally shall be promptly confirmed in writing), provided that in no event may the Borrower give instructions to the Administrative Agent, or may the Administrative Agent in its discretion, invest or reinvest funds in the Collection Accounts, the Fortress Excess Cash Account or the Debt Service Reserve Account in other than Cash Equivalents.

(b)             Any net income or gain on the investment of funds from time to time held in a Collection Account shall be promptly reinvested by the Administrative Agent as part of the applicable account, and any net loss on any such investment shall be charged against such account.

(c)              None of the Administrative Agent or any other Secured Party shall be a trustee for the Borrower, or shall be liable for anything done or note done, in connection with any Collection Account to the extent otherwise not in violation of this agreement or for acts of gross negligence or willful misconduct as determined in a final nonappealable judgment by a court of competent jurisdiction and except that the Administrative Agent shall have the obligations of a secured party under the UCC. The Administrative Agent and the other Secured Parties shall not have any obligation or responsibility and shall not be liable in any way for any investment decision made in accordance with this Section 8.05 or for any decrease in the value of the investments held in any Collection Account, except to the extent resulting from the gross negligence or willful misconduct of such party as determined in a final nonappealable judgment by a court of competent jurisdiction.

Section 8.06. Remedies. At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (i) sell any documents, instruments and securities held in any Collection Account and (ii) immediately apply the proceeds thereof and any other cash held in any Collection Account in accordance with Section 8.03(b).

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01. Authorization and Action.

(a)              Each of the Lenders and hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b)             The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01), and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, PBE, Parent or any of the Group Members that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.01) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi)           the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(c)             In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 10.02(d), (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Parent or any Loan Party) all interests retained Parent or any Loan Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

(d)       The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Persons. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Persons of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent.

Section 9.02. Administrative Agent’s Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.03. Lender Indemnity. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under Section 10.04 or 10.05, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

Section 9.04. Credit Decision. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

Section 9.05. Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Persons in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

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Section 9.06. Fortress. With respect to the Loans made by it, Fortress shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” shall, unless otherwise expressly indicated, include Fortress in its individual capacity. Fortress may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, Sponsor, Holdings, PBE, Parent or any Group Member or any Affiliate of any of the foregoing and any Person that may do business with or own securities of Sponsor, Holdings, PBE, Parent or any Group Member or any Affiliate of any of the foregoing, all as if Fortress were not the Administrative Agent and without any duty to account therefor to the Lenders.

Section 9.07. Release of Collateral or Guarantors. Each Lender hereby consents to the automatic release and hereby directs the Administrative Agent to release the following:[Intentionally Omitted] .

(a)                   any Subsidiary of a Loan Party from its guaranty of the Obligations of any Loan Party if (x) all of the Equity Interests of such Subsidiary are sold in a Permitted Equity Issuance (including pursuant to a waiver or consent), to the extent that, after giving effect to such Permitted Disposition, such Subsidiary would not be required to guarantee the Obligations pursuant to Section 5.12 or (y) such Subsidiary is designated as an Unrestricted Subsidiary in accordance with Section 5.13; and

(b)                  any Lien held by the Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is sold in a Permitted Disposition (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 5.12 after giving effect to such Permitted Disposition have been granted, (ii) all Collateral of any Subsidiary that is designated as an Unrestricted Subsidiary in accordance with Section 5.13 and (iii) all of the Collateral, Parent and all Loan Parties, on the Termination Date.

Each Lender hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 9.07.

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ARTICLE X

MISCELLANEOUS

Section 10.01. Amendments, Actions Under This Agreement, etc.

(a)       Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.06, in each case which shall only require the approval of the Required Lenders), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release Parent or all or substantially all of the Restricted Subsidiaries from its or their respective obligations under the Guaranty and Security Agreement without the written consent of each Lender, or (vii) except as provided in clause (b) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(b)                If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other Person which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 10.03(a), and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.08 and 2.11, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.09 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(c)                Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

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Section 10.02. Notices, etc.

(a)                All notices and other communications provided for hereunder shall, unless otherwise stated herein, be either (i) in writing (including fax) and delivered by nationally recognized courier service, fax or otherwise or (ii) by electronic mail (if consented to by the Administrative Agent and if e-mail addresses are designated as provided below, provided that no notices required under the terms of Article II or Article VII of this Agreement may be sent by electronic mail), (A) as to the Borrower, each Lender or the Administrative Agent, at its address or fax number set forth under its name on the signature pages hereof (or, in the case of a Lender that becomes party to this Agreement by assignment, at its address or fax number specified in the Assignment and Assumption pursuant to which it became a Lender hereunder) and (B) any other Person, at such other Person’s address or fax number as shall be designated by such Person in a written notice to the Administrative Agent.

(b)                All such notices and communications shall (i) when faxed or sent by electronic mail, be effective when faxed or sent by electronic mail and when delivery is confirmed by the recipient verbally or in writing (including by return fax transmission or electronic mail), or (ii) when otherwise actually delivered to the recipient (as confirmed by a signed receipt); provided, however, that if sent by fax, sent by electronic mail or otherwise delivered on any day other than a Business Day, such notice or communication shall not be deemed to have been delivered until the next succeeding Business Day.

Section 10.03. Assignments and Participations.

(a)                Each Lender may, upon at least three (3) Business Days’ notice to the Administrative Agent (other than for any assignments from and including the date of this Agreement to and including, if different, the Closing Date), assign to any Eligible Assignee all or a portion of its rights and Obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loans owing to it); provided, however, that (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of a Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s right and obligations under this Agreement, the aggregate amount of the Loans being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date thereof), shall in no event be less than $1,000,000 (or such lesser amount as otherwise agreed to by the Administrative Agent) and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (A) a processing and recordation fee of $3,500 (unless such fee is waived at the discretion of the Administrative Agent) and (B) all ancillary documents, including any Internal Revenue Service tax forms, required thereunder. Upon such execution, delivery, acceptance, recording and satisfaction of the conditions set forth in this subsection (a), from and after the effective date specified in such Assignment and Assumption, (x) the assignee thereunder shall be a party hereto and have the rights and Obligations of a Lender hereunder and under the other Loan Documents and other Loan Documents and (y) the Lender assignor thereunder shall relinquish its rights and be released from its Obligations as a Lender under this Agreement and shall cease to be a party hereto. The Borrower shall have no right to assign any of its rights and Obligations hereunder or under any other Loan Document or any interest hereunder or thereunder.

(b)                Subject to acceptance and recording thereof pursuant to clause (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.08, 2.09, 2.11 and 10.04 and 10.05) and shall continue to be bound by Section 2.10. Any attempted assignment in violation in any material respect of this Section 10.03 shall be void.

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(c)                The Administrative Agent shall maintain, as a non-fiduciary agent of the Borrower, at its address referred to in Section 10.02 hereof a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the name and address of each Lender, the Pro Rata Share of such Lender from time to time and the principal amount of each Loan (and stated interest thereon) owing to such Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent error, and the Borrower and the Administrative Agent may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Agent, the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. This Section shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any other relevant or successor provisions of the Code or such regulations).

(d)                Upon (i) the Administrative Agent’s receipt of an Assignment and Assumption executed by an assigning Lender and an assignee that is an Eligible Assignee, and (ii) the satisfaction of the other conditions set forth in clause (a) above, the Administrative Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit A hereto, (x) accept such Assignment and Assumption, (y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower.

(e)                In addition to the other rights provided in this Section 10.03, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s securities by notice to the Administrative Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (a) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

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(f)                 In addition to the other rights provided in this Section 10.03, each Lender may, (x) with notice to the Administrative Agent, grant to an SPV the option to make or purchase all or any part of any Loan that such Lender would otherwise be required to make or maintain hereunder (and the exercise of such option by such SPV and the making or purchase of Loans pursuant thereto shall satisfy the obligation of such Lender to make or maintain such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agent or the Borrower, sell participations to one or more Persons that is an Eligible Assignee in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make or maintain Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Parent and the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 2.08, 2.09 and 2.11, but only to the extent such participant or SPV delivers the Tax forms such Lender is required to collect pursuant to Section 2.11(f) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation except to the extent such entitlement to receive a greater amount results from any change in, or in the interpretation of, any Legal Requirement that occurs after the date such grant or participation is made, and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded or maintained by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document (including by exercise of any right of set-off available to a Lender pursuant to Section 10.06) and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those first proviso to Section 9.02(b). No party hereto shall institute (and each of the Borrower shall cause Parent and each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such liability). The agreement in the preceding sentence shall survive the Termination Date. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person other than the Administrative Agent except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register. Notwithstanding anything to the contrary herein, to the extent the Borrower’s consent is required pursuant to the terms hereof and is not properly obtained, the Borrower shall be entitled to seek specific performance to unwind any such participation in addition to any other remedies available to the Borrower at law or in equity.

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Section 10.04. Indemnification. (a) The Borrower agrees to indemnify, hold harmless and defend the Administrative Agent, each Lender and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against any and all losses, claims, damages, liabilities and related expenses, (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee (whether brought by a Loan Party, an Affiliate of a Loan Party or any other Person) in any matter relating to or arising out of, in connection with or as a result of (i) the execution, delivery, administration or enforcement of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of the any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any electronic data sites and electronic transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including reasonable and documented fees and out-of-pocket expenses of one primary external legal counsel to such Indemnitees, taken as a whole, one primary local counsel in each relevant jurisdiction and one specialty counsel for each relevant specialty to all such Indemnitees, taken as a whole, and solely, in the event of a conflict of interest, one additional counsel (and, if necessary, one primary local counsel in each relevant jurisdiction and one specialty counsel for each relevant specialty) to each group of similarly situated affected Indemnitees), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Legal Requirement or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 10.04 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted directly from (x) the gross negligence, willful misconduct or bad faith of such Indemnitee as determined by a court of competent jurisdiction in a final non-appealable judgment or order, (y) a material breach of such Indemnitee’s obligations under the Loan Documents at a time when neither Parent nor any Loan Party has breached its obligations under the Loan Documents in any material respects as determined by a court of competent jurisdiction in a final non-appealable judgment or order or (z) any dispute among Indemnitees at a time when neither Parent nor any Loan Party has breached its obligations under the Loan Documents in any material respects (other than any claims arising against the Administrative Agent in its capacity or in fulfilling its role as an administrative agent or any similar role under the Loan Documents and claims arising out of any act or omission on the party of the Loan Parties or their Affiliates). Furthermore, the Borrower waives and agrees not to assert against any Indemnitee, and shall cause Parent and each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any liabilities that may be imposed on, incurred by or asserted against any Related Person. This Section 10.04(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities arising from a non-Tax claim.

(b)       To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

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Section 10.05. Costs and Expenses. Any action taken by Parent or any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of Parent or such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse Parent or any Loan Party or Group Member therefor except as expressly provided therein. In addition, the Borrower agrees to pay or reimburse upon demand (a) the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable and documented fees and out-of-pocket expenses of one primary external legal counsel and, to the extent necessary, one primary local counsel in each relevant jurisdiction and one specialty counsel in each relevant specialty to the Administrative Agent or such Related Persons, reasonable and documented fees, costs and expenses incurred in connection with any electronic system, including IntraLinks®, SyndTrak® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Persons or any other Person and allocated to the Facility by the Administrative Agent in its sole discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons and (b) each of the Administrative Agent, its Related Persons, and each Lender for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action (including preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document or Obligation including reasonable and documented fees and out-of-pocket expenses of (A) one primary external legal counsel and, to the extent necessary, one primary local counsel in each relevant jurisdiction and one specialty counsel for each relevant specialty to the Administrative Agent, (B) one primary external legal counsel and, to the extent necessary, one primary local counsel in each relevant jurisdiction and one specialty counsel for each relevant specialty and one or more additional counsel if one or more conflicts of interest arise to all of the Lenders and (C) one financial advisor engaged by the Administrative Agent (or legal counsel for the Administrative Agent) for itself and the Lenders.

Section 10.06. Right of Set-off. Each of the Administrative Agent and each Lender is hereby authorized, without notice or demand (each of which is hereby waived by the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by the Administrative Agent or such Lender to or for the credit or the account of the Borrower against any Obligation of Parent or any other Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each of the Administrative Agent and each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 10.06 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agent, the Lenders and other Secured Parties may have.

Section 10.07. No Waiver; Remedies. No failure on the part of the Borrower, the Lenders, the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.08. Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or any other Loan Document shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or any other Loan Document or of such provision or obligation in any other jurisdiction.

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Section 10.09. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Lender and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lenders.

Section 10.10. Entire Agreement. The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving the Parent or any Loan Party and any of the Administrative Agent, any Lender or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Legal Requirements, in which case such terms shall govern to the extent necessary to comply therewith).

Section 10.11. Survival. All covenants, agreements, representations and warranties made by Parent and the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.08, 2.09, 2.11, 10.04 and 10.05 and Article IX shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 10.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES).

Section 10.13. Submission to Jurisdiction; Service of Process.

(a)       Submission to Jurisdiction. Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Administrative Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Administrative Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents. The parties hereto (and, to the extent set forth in any other Loan Document, Parent and each other Loan Party) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

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(b)       Service of Process. The Borrower (and, to the extent set forth in any other Loan Document, Parent and each other Loan Party) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified in Section 10.02 (and shall be effective when such mailing shall be effective, as provided therein). The Borrower (and, to the extent set forth in any other Loan Document, Parent and each other Loan Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)        Non-Exclusive Jurisdiction. Nothing contained in this Section 10.13 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by applicable Legal Requirement or commence legal proceedings or otherwise proceed against Parent or any Loan Party in any other jurisdiction.

Section 10.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement via fax or in “.pdf” format by electronic mail shall be binding, and as effective as delivery of a manually executed counterpart, and may be used as admissible evidence that the party so transmitting intends to be bound by the terms set forth herein.

Section 10.16. Confidentiality. Each Lender and the Administrative Agent agrees to maintain the confidentiality of the Information (as defined below), except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender or the Administrative Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 10.16 or (B) available to such Lender or the Administrative Agent or any of their Related Persons, as the case may be, from a source (other than Parent or any Loan Party) not known to them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Legal Requirements or other legal process, (v) to the extent required or requested by any Governmental Authority purporting to have jurisdiction over such Lender or the Administrative Agent or any of their Related Persons (including any self-regulatory authority, such as the to the National Association of Insurance Commissioners), (vi) to any nationally recognized rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party or otherwise to the extent consisting of general portfolio information that does not identify Parent or Loan Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein), grantees of any option described in Section 10.03 or participants and to their respective Related Persons, in each case to the extent such assignees, participants or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 10.16 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or the Administrative Agent or any of their Related Persons is a party or bound, to the extent necessary to respond to public statements or disclosures by Parent or the Loan Parties or their Related Persons referring to a Lender or the Administrative Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 10.16 and those of any other Contractual Obligation entered into with Parent or any Loan Party (whether or not a Loan Document), the terms of this Section 10.16 shall govern. For purposes of this Section 10.16, “Information” means all information received from Holdings, PBE, the Parent, the Borrower or any of its Subsidiaries relating to such Persons or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Person; provided that, in the case of information received from any of such Persons after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Section 10.17. Patriot Act Notice. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Parent and each Loan Party, which information includes the name and address of Parent or such Loan Party and other information that will allow such Lender to identify Parent or such Loan Party in accordance with the Patriot Act.

Section 10.18. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.19. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PRODUCTS LICENSING LLC, as Borrower
By:
Name:
Title:

Address:	Products Licensing LLC
9346 Civic Center Drive, Suite 200 Beverly Hills, CA 90201
Attention: Christoph PachlerChief
Financial Officer

Signature page to Credit Agreement

DBD CREDIT FUNDING LLC, as Administrative Agent and a Lender
By:
Name:
Title:

Address:	DBD Credit Funding LLC
c/o Fortress Investment Group
10250 Constellation Blvd., 16th Floor
Los Angeles, CA 90067
Attention: Josh Pack
Email: [EMAIL ADDRESS]

Signature page to Credit Agreement

SCHEDULESchedule 2.01(A)
COMMITMENTS

Lender2018 Term Loan Lenders	Commitment	Percentage
DBDFortress Credit Funding LLCOpportunities IX CLO Limited	$106,804,155.17 14,000,000.00	87.50%
Total:Fortress Credit Opportunities VII CLO Limited	$106,804,155.17 1,000,000.00	6.25%
Fortress Credit Opportunities V CLO Limited	$ 1,000,000.00	6.25%
Total	$16,000,000.00	100.00%

SCHEDULE 4.01
SUBSIDIARIES

None.

China Products Licensing LLC, a Delaware limited liability company – 100% of the limited liability company interests are owned by the Borrower

Summary report: Litéra® Change-Pro TDC 10.1.0.300 Document comparison done on 4/12/2018 3:58:32 PM
Style name: Default Style
Intelligent Table Comparison: Active
Original DMS: iw://WESTDMS/WEST/209638667/1
Modified DMS: iw://WESTDMS/WEST/209638667/14
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Annex III

Name of Lender	New Commitment Percentage
Fortress Credit Opportunities IX CLO Limited	$14,000,000.00	87.50%
Fortress Credit Opportunities VII CLO Limited	$1,000,000.00	6.25%
Fortress Credit Opportunities V CLO Limited	$1,000,000.00	6.25%
Total	$16,000,000.00	100.00%